                                                                  CONFORMED COPY






                                 MTS, INCORPORATED

                           TOWER RECORDS KABUSHIKI KAISHA





                         US$125,000,000 and Y19,810,500,000

                                  CREDIT AGREEMENT




                                    dated as of

                                   April 23, 1998


                                       among




                             THE CHASE MANHATTAN BANK,
                              AS ADMINISTRATIVE AGENT


                               CHASE SECURITIES INC.,
                              AS ADVISOR AND ARRANGER





CHASE

                                                                         PAGE
                                                                         ----
                                      ARTICLE I

                                     DEFINITIONS
SECTION 1.01.    Defined Terms . . . . . . . . . . . . . . . . . . . .      1
SECTION 1.02.    Classification of Loans and Borrowings. . . . . . . .     27
SECTION 1.03.    Terms Generally . . . . . . . . . . . . . . . . . . .     28
SECTION 1.04.    Accounting Terms; GAAP. . . . . . . . . . . . . . . .     28
SECTION 1.05     Exchange Rates. . . . . . . . . . . . . . . . . . . .     28


                                      ARTICLE II

                                     THE CREDITS

SECTION 2.01.    Commitments . . . . . . . . . . . . . . . . . . . . .     29
SECTION 2.02.    Loans and Borrowings. . . . . . . . . . . . . . . . .     30
SECTION 2.03.    Requests for Revolving Borrowings . . . . . . . . . .     31
SECTION 2.04.    Competitive Bid Procedure . . . . . . . . . . . . . .     32
SECTION 2.05.    Swingline Loans . . . . . . . . . . . . . . . . . . .     35
SECTION 2.06.    Funding of Borrowings . . . . . . . . . . . . . . . .     38
SECTION 2.07.    Interest Elections. . . . . . . . . . . . . . . . . .     39
SECTION 2.08.    Termination and Reduction of
                   Commitments . . . . . . . . . . . . . . . . . . . .     40
SECTION 2.09.    Repayment of Loans; Evidence of Debt. . . . . . . . .     41
SECTION 2.10.    Optional Prepayment of Loans. . . . . . . . . . . . .     42
SECTION 2.11     Mandatory Prepayment of Loans . . . . . . . . . . . .     42
SECTION 2.12.    Fees. . . . . . . . . . . . . . . . . . . . . . . . .     43
SECTION 2.13.    Interest. . . . . . . . . . . . . . . . . . . . . . .     44
SECTION 2.14.    Alternate Rate of Interest. . . . . . . . . . . . . .     45
SECTION 2.15.    Increased Costs . . . . . . . . . . . . . . . . . . .     46
SECTION 2.16.    Break Funding Payments. . . . . . . . . . . . . . . .     47
SECTION 2.17.    Taxes . . . . . . . . . . . . . . . . . . . . . . . .     48
SECTION 2.18.    Payments Generally; Pro Rata Treatment;
                   Sharing of Set-offs . . . . . . . . . . . . . . . .     49
SECTION 2.19.    Mitigation Obligations; Replacement of
                   Lenders . . . . . . . . . . . . . . . . . . . . . .     51
SECTION 2.20.    Extension of Maturity Date. . . . . . . . . . . . . .     52


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

SECTION 3.01.    Organization; Powers. . . . . . . . . . . . . . . . .     53
SECTION 3.02.    Authorization; Enforceability . . . . . . . . . . . .     53
SECTION 3.03.    Governmental Approvals; No Conflicts. . . . . . . . .     53
SECTION 3.04.    Financial Condition; No Material Adverse
                   Change. . . . . . . . . . . . . . . . . . . . . . .     54
SECTION 3.05.    Properties. . . . . . . . . . . . . . . . . . . . . .     54


                                                                             2


SECTION 3.06.    Litigation and Environmental Matters. . . . . . . . .     55
SECTION 3.07.    Compliance with Laws and Agreements;
                   Margin Regulations. . . . . . . . . . . . . . . . .     55
SECTION 3.08.    Investment and Holding Company Status . . . . . . . .     55
SECTION 3.09.    Taxes . . . . . . . . . . . . . . . . . . . . . . . .     55
SECTION 3.10.    ERISA . . . . . . . . . . . . . . . . . . . . . . . .     56
SECTION 3.11.    Disclosure. . . . . . . . . . . . . . . . . . . . . .     56
SECTION 3.12.    Security Documents. . . . . . . . . . . . . . . . . .     56
SECTION 3.13.    Subsidiaries. . . . . . . . . . . . . . . . . . . . .     57
SECTION 3.14.    Millennium Compliance . . . . . . . . . . . . . . . .     57


                                      ARTICLE IV

                                      CONDITIONS

SECTION 4.01.    Effective Date. . . . . . . . . . . . . . . . . . . .     57
SECTION 4.02.    Each Credit Event . . . . . . . . . . . . . . . . . .     60


                                      ARTICLE V

                                AFFIRMATIVE COVENANTS

SECTION 5.01.    Financial Statements and Other
                   Information . . . . . . . . . . . . . . . . . . . .     60
SECTION 5.02.    Notices of Material Events. . . . . . . . . . . . . .     62
SECTION 5.03.    Existence; Conduct of Business. . . . . . . . . . . .     62
SECTION 5.04     Payment of Obligations. . . . . . . . . . . . . . . .     63
SECTION 5.05.    Maintenance of Properties; Insurance. . . . . . . . .     63
SECTION 5.06.    Books and Records; Inspection Rights. . . . . . . . .     63
SECTION 5.07.    Compliance with Laws. . . . . . . . . . . . . . . . .     63
SECTION 5.08.    Use of Proceeds . . . . . . . . . . . . . . . . . . .     64
SECTION 5.09.    Additional Subsidiaries;
                 Guarantee Requirement; Collateral
                   Requirement; Further Assurances . . . . . . . . . .     64
SECTION 5.10.    Completion of Reorganization. . . . . . . . . . . . .     65


                                      ARTICLE VI

                                  NEGATIVE COVENANTS

SECTION 6.01.    Indebtedness. . . . . . . . . . . . . . . . . . . . .     65
SECTION 6.02.    Liens . . . . . . . . . . . . . . . . . . . . . . . .     66
SECTION 6.03.    Sale-Leaseback Transactions . . . . . . . . . . . . .     66
SECTION 6.04.    Fundamental Changes . . . . . . . . . . . . . . . . .     67
SECTION 6.05.    Investments, Loans, Advances, Guarantees
                   and Acquisitions. . . . . . . . . . . . . . . . . .     67
SECTION 6.06.    Asset Sales . . . . . . . . . . . . . . . . . . . . .     68
SECTION 6.07.    Capital Expenditures. . . . . . . . . . . . . . . . .     69
SECTION 6.08.    Restricted Payments; Certain Payments
                   of Indebtedness . . . . . . . . . . . . . . . . . .     69
SECTION 6.09.    Transactions with Affiliates. . . . . . . . . . . . .     70
SECTION 6.10.    Restrictive Agreements. . . . . . . . . . . . . . . .     70
SECTION 6.11.    Amendment of Material Documents . . . . . . . . . . .     71
SECTION 6.12.    Fixed Charge Coverage Ratio . . . . . . . . . . . . .     71
SECTION 6.13.    Balance Sheet Coverage Ratio. . . . . . . . . . . . .     71
SECTION 6.14.    Tangible Net Worth. . . . . . . . . . . . . . . . . .     71
SECTION 6.15     Leverage Ratio. . . . . . . . . . . . . . . . . . . .     72
SECTION 6.16.    Fiscal Year . . . . . . . . . . . . . . . . . . . . .     72


                                                                             3


                                     ARTICLE VII

                                EVENTS OF DEFAULT; CAM

SECTION 7.01.    Events of Default . . . . . . . . . . . . . . . . . .     72
SECTION 7.02.    Implementation of CAM . . . . . . . . . . . . . . . .     74


                                     ARTICLE VIII

                                      THE AGENTS . . . . . . . . . . .     75


                                      ARTICLE IX

                                    MISCELLANEOUS

SECTION 9.01.    Notices . . . . . . . . . . . . . . . . . . . . . . .     77
SECTION 9.02.    Waivers; Amendments . . . . . . . . . . . . . . . . .     78
SECTION 9.03.    Expenses; Indemnity; Damage Waiver. . . . . . . . . .     79
SECTION 9.04.    Successors and Assigns. . . . . . . . . . . . . . . .     80
SECTION 9.05.    Survival. . . . . . . . . . . . . . . . . . . . . . .     83
SECTION 9.06.    Counterparts; Integration; Effectiveness. . . . . . .     83
SECTION 9.07.    Severability. . . . . . . . . . . . . . . . . . . . .     84
SECTION 9.08.    Right of Setoff . . . . . . . . . . . . . . . . . . .     84
SECTION 9.09.    Governing Law; Jurisdiction; Consent to
                   Service of Process. . . . . . . . . . . . . . . . .     84
SECTION 9.10.    WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . .     85
SECTION 9.11.    Headings. . . . . . . . . . . . . . . . . . . . . . .     85
SECTION 9.12.    Confidentiality . . . . . . . . . . . . . . . . . . .     85
SECTION 9.13.    Interest Rate Limitation. . . . . . . . . . . . . . .     86
SECTION 9.14.    Conversion of Currencies. . . . . . . . . . . . . . .     86
SECTION 9.15.    European Economic and Monetary Union. . . . . . . . .     87
SECTION 9.16.    Release of Collateral . . . . . . . . . . . . . . . .     89
SECTION 9.17.    Agreement on Bank Transactions. . . . . . . . . . . .     90

SCHEDULES:
Schedule 1.01A      --   Non-Designated Subsidiaries
Schedule 1.01B      --   Assets Contributed to MTS Pursuant to Reorganization
Schedule 2.01       --   Commitments
Schedule 3.06       --   Disclosed Matters
Schedule 3.13       --   Subsidiaries
Schedule 4.01(k)    --   Existing Credit Agreements
Schedule 6.01       --   Existing Indebtedness
Schedule 6.02       --   Existing Liens
Schedule 6.10       --   Existing Restrictions


                                                                               4


EXHIBITS:
Exhibit A      --   Form of Assignment and Acceptance
Exhibit B-1    --   Opinion of Wilson, Sonsini, Goodrich & Rosati, US counsel to the Borrowers
Exhibit B-2    --   Opinion of Rakisons, Solicitors, English counsel to the
                    Borrowers
Exhibit B-3    --   Opinion of Haruki, Sawai & Inoue, Japanese counsel to the
                    Borrowers
Exhibit B-4    --   Opinion of McCann Fitzgerald, Irish counsel to the Lenders
Exhibit B-5    --   Opinion of Maclay Murray & Spens, Scottish counsel to the
                    Lenders
Exhibit C      --   Guarantee Agreement
Exhibit D      --   Pledge Agreement
Exhibit E-1    --   US Security Agreement
Exhibit E-2    --   Japanese Security Agreement
Exhibit E-3    --   UK Security Agreement
Exhibit E-4    --   Irish Security Agreement
Exhibit F      --   Perfection Certificate

                    CREDIT AGREEMENT dated as of April 23, 1998, among MTS,
               INCORPORATED, a California corporation; TOWER RECORDS KABUSHIKI KAISHA, a Japanese corporation; the LENDERS party hereto; and THE CHASE MANHATTAN BANK, as Administrative Agent.

          The parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

          SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ACCOUNTS RECEIVABLE" has the meaning assigned to such term in the Security Agreements.

          "ADJUSTED LIBO RATE" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "ADMINISTRATIVE AGENT" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

          "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "AGENTS" means the Administrative Agent and the Japanese Agent.

          "AGREEMENT ON BANK TRANSACTIONS" means any agreement (GINKO TORIHIKI YAKUJOSHO) between a Japanese bank (or a Japanese branch of a non-Japanese bank) and a customer thereof, substantially in a standard form from time to time prescribed by the Federation of Bankers Associations of Japan, providing for general terms and conditions applicable to all loans by such bank to such customer.

          "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "APPLICABLE AGENT" means, (a) with respect to a Loan or Borrowing in US Dollars or in Pounds Sterling, the Administrative Agent or (b) with respect to a Loan or Borrowing in Yen, the Japanese Agent.

          "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment, or, with respect to any Facility A or Facility B Lender, the percentage of the total Facility A or Facility B Commitments, as the case may be, represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "APPLICABLE PERIOD" means, on any day, the most recent period of four fiscal quarters in respect of which financial statements have been delivered pursuant to Section 5.01 at least three Business Days (as such term is defined in connection with Borrowings in US Dollars) prior to such day.

          "APPLICABLE RATE" means, for any day, with respect to any Eurocurrency Revolving Loan, or with respect to the facility fees payable hereunder, the applicable rate per annum set forth below under the caption "LIBOR Margin" or "Facility Fee Rate", as the case may be, based upon the Fixed Charge Coverage Ratio for the Applicable Period (subject to the conditions set forth below):



-----------------------------------------------------------------------------------------------------------------------------------
                      Category 1              Category 2                Category 3           Category 4            Category 5
-----------------------------------------------------------------------------------------------------------------------------------
 Fixed Charge         Greater than            Less than 1.85 and        Less than 1.70 and   Less than 1.55 and    Less than 1.40
 Coverage Ratio       or equal to 1.85        Greater than              Greater than         Greater than
                                              or equal to 1.70          or equal to 1.55     or equal 1.40
-----------------------------------------------------------------------------------------------------------------------------------
 Facility Fee Rate      .225%                    .250%                  .275%                   .300%                 .350%
-----------------------------------------------------------------------------------------------------------------------------------
 LIBOR Margin           .400%                    .500%                  .600%                   .700%                 .900%
-----------------------------------------------------------------------------------------------------------------------------------


          Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the "LIBOR Margin" and "Facility Fee Rate" shall be based (a) upon Category 3 until but excluding the date that is three Business Days (as such term is defined in connection with Borrowings in US Dollars) after the date on which the financial statements with respect to MTS's fiscal quarter ended April 30, 1998, have been furnished pursuant to Section 5.01 and
(b) subject to the Administrative Agent's discretion or at the request of the Required Lenders, upon Category 5 during any period on and after a date on which the

Borrowers' Agent has defaulted in its obligation to deliver financial statements required to be delivered under Section 5.01(a) or (b), as the case may be, and the grace period referred to in Section 7.01(e) shall have expired, until but excluding the date that is three Business Days (as such term is defined in connection with Borrowings in US Dollars) after the date on which such financial statements are delivered. In the event that, at any time after the date of this Agreement, MTS shall receive net cash proceeds in excess of $50,000,000 from an offering or placement of capital stock, MTS shall be entitled to deliver to the Administrative Agent financial statements for the Applicable Period used to determine the Applicable Rate at the time of such receipt, prepared on a pro forma basis to reflect the issuance of such capital stock and the receipt and application of such net cash proceeds as if such events had occurred on the first day of the second quarter of such Applicable Period (the "Pro Forma Date"), and such pro forma statements shall, effective as of the date three Business Days after their receipt by the Administrative Agent, be the statements used in determining the Applicable Rate (and pro forma financial statements for subsequent Applicable Periods may likewise be delivered reflecting such issuance, receipt and application as if they had occurred on the Pro Forma
Date).

          "ASSESSMENT RATE" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R.
Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; PROVIDED that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Applicable Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "BALANCE SHEET COVERAGE RATIO" means, for MTS and the Subsidiaries on a consolidated basis at any date, the ratio of (a) the sum of Inventory (including video product) and Accounts Receivable, in each case in respect of which the Lenders have on such date a first priority perfected security interest under the Security Documents securing the Obligations or a significant portion thereof (less the amount of applicable reserves in accordance with GAAP) to (b) the aggregate principal amount of Indebtedness outstanding on such date under the Loan Documents minus cash and cash equivalents (as defined in accordance with

GAAP) on such date. For purposes of calculating this ratio, the Exchange Rates used shall be those used in preparing the financial statements delivered pursuant to Section 5.01 as of the most recent fiscal quarter end.

          "BASE CD RATE" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "BAYSIDE" means Three A's Holdings, L.L.C., a Delaware limited liability company doing business as "Bayside Entertainment Distribution" that is a subsidiary of MTS.

          "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

          "BORROWERS" means MTS and TRKK.

          "BORROWERS' AGENT" means MTS, in its capacity as agent for the Borrowers.

          "BORROWING" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Money Market Rate Loans or Eurocurrency Loans, as to which a single Interest Period is in effect,
(b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect, (c) a Swingline Loan or (d) a Loan specified in Section 2.02(e).

          "BORROWING REQUEST" means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03.

          "BUSINESS DAY" means (a) when used in connection with Borrowings in US Dollars, any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles, California are authorized or required by law to remain closed, (b) when used in connection with Borrowings in Pounds Sterling, any day that is not a day on which banks are authorized or required by law to remain closed with respect to dealings in US Dollar or Pounds Sterling deposits in the London interbank market and (c) when used in connection with Borrowings in Yen, any day that is not a day on which banks are authorized or required by law to remain closed with respect to dealings in Yen deposits in the Tokyo interbank market.

          "CALCULATION DATE" means the last Business Day of each calendar quarter or, if the US Dollar Equivalent of outstanding non-US Dollar Loans under Facility A is greater than US$20,000,000, the last Business Day of each calendar month or, if a Default shall have occurred and be continuing, more frequently at the option of the Administrative Agent or the Required Lenders.

          "CAM" means "Collection Allocation Mechanism", which is the mechanism for the allocation and exchange of interests in the Credit Facilities and collections thereunder established under Section 7.02.

          "CAM EXCHANGE" means the exchange of the Lenders' interests provided for in Section 7.02.

          "CAM EXCHANGE DATE" means the fifth Business Day after the CAM Trigger Date.

          "CAM PERCENTAGE" means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of (i) the aggregate US Dollar Equivalent of the Designated Obligations owed to such Lender and (ii) the Swingline Exposure of such Lender, in each case immediately prior to the CAM Exchange Date and (b) the denominator shall be the sum of (i) the aggregate US Dollar Equivalent of the Designated Obligations owed to all the Lenders and (ii) the aggregate Swingline Exposure of all the Lenders, in each case immediately prior to such CAM Exchange Date. Notwithstanding any other provision of this Agreement, for purposes of determining the Lenders' CAM Percentages, the Exchange Rates employed to determine the US Dollar Equivalents of the Designated Obligations shall be those in effect on the CAM Exchange Date.

          CAM TRIGGER DATE" means the first date on which any event referred to in paragraph (h) or (i) of Section 7.01 shall occur in respect of MTS.

          "CAPITAL EXPENDITURES" means, in respect of any Person for any period, the aggregate of all expenditures by such Person during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person, and shall include all expenditures for property, plant or equipment by way of Capital Lease Obligations; PROVIDED, that "Capital Expenditures" shall in any event exclude (a) acquisitions of video products, (b) expenditures of insurance proceeds and amounts attributable to self-insurance maintained by such Person under its self insurance programs in respect of lost, destroyed or damaged property and (c) expenditures pursuant to obligations under a lease of real property.

          "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; PROVIDED, that in no event shall obligations under a lease of real property be deemed to be Capital Lease Obligations.

          "CASH RENTAL EXPENSE" means, in respect of any period, the gross amount of Rent Expense paid or payable in cash during such period net of the amount of sub-lease income received in cash during such period.

          A "CHANGE IN CONTROL" shall occur if (a) Russell Solomon, Doris Solomon and the Trusts (for the benefit of the beneficiaries named therein on the date hereof), individually or together, cease to own shares representing at least 51%, or any Person or Persons acting in concert other than Russell Solomon, Doris Solomon or the Trusts (for the benefit of the beneficiaries named therein on the date hereof), individually or together, owns shares representing more than 35%, of (i) the aggregate ordinary voting power represented by the issued and outstanding capital stock of, or the economic interest represented by the issued and outstanding common stock of the Parent or (ii) either directly or indirectly through the Parent, the economic interest represented by the issued and outstanding common stock of MTS; (b) the Parent ceases to own shares representing at least 51% of (i) the aggregate ordinary voting power represented by the issued and outstanding capital stock of MTS or (ii) the economic interest represented by the issued and outstanding common stock of MTS; or (c) MTS ceases to own shares representing at least 51% of (i) the aggregate ordinary voting power represented by the issued and outstanding capital stock of TRKK or (ii) the economic interest represented by the issued and outstanding common stock of TRKK.

          "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive Loans or Swingline Loans.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL" means any and all "Collateral", as defined in the Security Documents.

          "COLLATERAL AGENT" has the meaning ascribed to it in the Security Agreements.

          "COLLATERAL REQUIREMENT" means at any date that (a) the Pledge Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties, first priority perfected pledges of and security interests in the capital stock or other equity interests owned by MTS or any US Subsidiary in each Material Subsidiary that is a Non-US Subsidiary (but in no event more than 65% of the issued and outstanding capital stock or other equity interests of any Non-US Subsidiary) and (b) the Security Agreements create in favor of the Collateral Agent, for the benefit of the Lenders, first priority perfected security interests in the Inventory and Accounts Receivable of each Borrower or Material Subsidiary securing the Obligations (other than, as to the Inventory and Accounts Receivable of any Non-US Subsidiary, the Excluded Obligations).

          "COMMITMENT" means, with respect to any Lender, such Lender's Facility A Commitment and Facility B Commitment.

          "COMPETITIVE BID" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

          "COMPETITIVE BID RATE" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

          "COMPETITIVE BID REQUEST" means a request by any Borrower for Competitive Bids in accordance with Section 2.04.

          "COMPETITIVE LOAN" means a Facility A Loan made pursuant to Section 2.04.

          "CONSOLIDATED NET INCOME" means, for any period, the net income or loss of MTS and the Subsidiaries determined on a consolidated basis for such period; PROVIDED that there shall be excluded (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with a Borrower or any of the Subsidiaries (other than a merger or consolidation pursuant to the Reorganization) or the date that Person's assets are acquired by a Borrower or any of the Subsidiaries and (b) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

          "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

          "CREDIT FACILITY" means Facility A or Facility B.

          "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "DESIGNATED OBLIGATIONS" means all Obligations of the Loan Parties in respect of (a) principal of and interest on the Loans (excluding Loans made pursuant to Sections 2.02(e), 2.04, 2.05A and 2.05B) and (b) Fees, whether or not the same shall at the time of any determination be due and payable under the terms of the Loan Documents.

          "DESIGNATED SUBSIDIARY" means any Material Subsidiary other than a Non-U.S. Subsidiary or a Subsidiary that is to be merged into MTS as part of the Reorganization; PROVIDED, that any Subsidiary that (a) guarantees the Senior Subordinated Debt or any other Indebtedness of a Borrower or (b) owns any capital stock of or other equity interest in any Designated Subsidiary shall in any event be a Designated Subsidiary.

          "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

          "EBITDA" means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of income tax expense, depreciation expense, amortization expense, Interest Expense, non-cash charges and extraordinary charges, minus, without duplication and to the extent added in determining such Consolidated Net Income, non-cash income and extraordinary income, all as determined in accordance with GAAP on a consolidated basis for MTS and the Subsidiaries.

          "EBITDAR" means, for any period, EBITDA for such period plus, without duplication and to the extent deducted in determining such EBITDA, Rent Expense for such period, all as determined in accordance with GAAP on a consolidated basis for MTS and the Subsidiaries.

          "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of MTS or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with MTS, is treated as a single employer under
Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by MTS or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by MTS or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by MTS or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by MTS or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from MTS or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "EUROCURRENCY", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to (a) in the case of such Loan or Borrowing denominated in a currency other than Yen, the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate) and (b) in the case of such Loan or Borrowing denominated in Yen, the TIBO Rate.

          "EVENT OF DEFAULT" has the meaning assigned to such term in
Article VII.

          "EXCHANGE" means the transactions described in clause (a) of the definition of "Reorganization".

          "EXCHANGE RATE" means, on any day, (a) with respect to Yen or Pounds Sterling, the rate at which such currency may be exchanged into US Dollars at 11:00 a.m., New York time based on the most recent fixing by the Federal Reserve Bank of New York, and (b) with respect to US Dollars, the rate at which US Dollars may be exchanged into (i) Yen at 11:00 a.m., Tokyo time based on the most recent fixing by the Bank of Japan, and (ii) Pounds Sterling at 11:00 a.m., London time based on the most recent fixing by the Bank of England. In the event that such rate cannot be determined pursuant to the preceding sentence, the Exchange Rate shall be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about the applicable time set forth above, on such date for the purchase of US Dollars, Yen or Sterling, as the case may be, with the applicable currency for delivery two Business Days later; PROVIDED, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

          "EXCLUDED OBLIGATIONS" means, with respect to any Non-US Subsidiary,
(a) any US Obligations and (b) any other

Obligations to the extent (and only to the extent) that the guarantee by such Non-US Subsidiary of such Obligations or the pledge by such Non-US Subsidiary of assets to secure such Obligations (i) could reasonably be expected to be prohibited by applicable law or to cause such Non-US Subsidiary or its officers or directors to incur civil or criminal liabilities or penalties under applicable law or (ii) would, in the reasonable judgment of MTS, cause MTS or any of its Subsidiaries to incur significant tax or other disadvantages.

          "EXCLUDED TAXES" means, with respect to the Agents, any Lender or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower is located and (c) in the case of a Foreign Lender (other than with respect to any Loan or interest in a Loan acquired by such Foreign Lender through an assignment pursuant to a request by a Borrower under Section 2.19(b) or through an exchange of interests pursuant to Section 7.02), any withholding tax that is imposed on amounts payable to such Foreign Lender by the jurisdiction in which the Borrower paying such amounts is organized or has its principal office at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with
Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.17(a) and has satisfied any applicable mitigation obligations under Section 2.19(a).

          "EXISTING CREDIT AGREEMENTS" means (a) the Amended and Restated Credit Agreement dated as of February 13, 1996, as amended, among MTS, the Trusts, the several financial institutions from time to time party thereto, Wells Fargo Bank, N.A., as successor to First Interstate Bank of California and J.P. Morgan Securities Inc., in the amount of US$195,000,000, (b) the Credit Agreement dated as of December 31, 1996 between MTS and Union Bank of California, N.A. in the amount of the Yen Equivalent of US$50,000,000, (c) the Loan Agreement dated as of December 31, 1996 between Three A's Holdings, L.L.C. and U.S. Bank of California in the amount of US$7,500,000, (d) the Loan Agreements between TRKK and Sanwa Bank Limited dated April 25, 1997, in the amount of Y500,000,000 and Y1,700,000,000, respectively, and (e) the Loan Agreement dated as of November 17, 1992 between TRKK and Banque Nationale De Paris in the amount of Y1,230,000,000.

          "FACILITY A" means the credit facility contemplated by the Facility A Commitments and, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made by a Facility A Lender pursuant to its Facility A Commitment (or under Facility A pursuant to the competitive advance procedures set forth in Section 2.04). References herein to the "Facility A Loans" will include the Facility A Swingline Loans.

          "FACILITY A AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Facility A Commitments.

          "FACILITY A COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make Facility A Revolving Loans hereunder as set forth in Part A of Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.08. The initial aggregate amount of the Lenders' Facility A Commitments is US$125,000,000.

          "FACILITY A LENDER" means a Lender that has a Facility A Commitment.

          "FACILITY A REQUIRED LENDERS" means, at any time, Facility A Lenders having Facility A Revolving Exposures and unused Facility A Commitments representing at least 51% of the sum of the total Facility A Revolving Exposures and unused Facility A Commitments at such time, subject to the proviso in the definition of "Required Lenders" herein.

          "FACILITY A REVOLVING EXPOSURE" means, with respect to any Facility A Lender at any time, the sum of the US Dollar Equivalent of the outstanding principal amount of such Lender's Facility A Revolving Loans and its Facility A Swingline Exposure at such time.

          "FACILITY A SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount of all Facility A Swingline Loans outstanding at such time. The Facility A Swingline Exposure of any Facility A Lender at any time shall be its Applicable Percentage of the total Facility A Swingline Exposure at such time.

          "FACILITY A SWINGLINE LENDER" means The Chase Manhattan Bank, in its capacity as lender of Facility A Swingline Loans.

          "FACILITY A SWINGLINE LOAN" means a Loan made under Facility A pursuant to Section 2.05A.

          "FACILITY B" means the credit facility contemplated by the Facility B Commitments and, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made by a Facility B Lender pursuant to its Facility B Commitment. References herein to the "Facility B Loans" will include the Facility B Swingline Loans.

          "FACILITY B COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make Facility B Revolving Loans hereunder as set forth in Part B of Schedule 2.01, as the same may be increased or reduced from time to time pursuant to Section 2.08. The initial aggregate amount of the Lenders' Facility B Commitments will be Y19,810,500,000.

          "FACILITY B LENDER" means a Lender that has a Facility B Commitment.

          "FACILITY B REQUIRED LENDERS" means, at any time, Facility B Lenders having Facility B Revolving Exposures and unused Facility B Commitments representing at least 51% of the sum of the total Facility B Revolving Exposures and unused Facility B Commitments at such time, subject to the proviso in the definition of "Required Lenders" herein.

          "FACILITY B REVOLVING EXPOSURE" means, with respect to any Facility B Lender at any time, the sum of the Yen Equivalent of the outstanding principal amount of such Lender's Facility B Revolving Loans and its Facility B Swingline Exposure at such time.

          "FACILITY B SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount of all Facility B Swingline Loans outstanding at such time. The Facility B Swingline Exposure of any Facility B Lender at any time shall be its Applicable Percentage of the total Facility B Swingline Exposure at such time.

          "FACILITY B SWINGLINE LENDER" means The Sanwa Bank, Limited in its capacity as lender of Facility B Swingline Loans, and its successors and assigns.

          "FACILITY B SWINGLINE LOAN" means a Loan made under Facility B pursuant to Section 2.05B.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the applicable Borrower.

          "FINANCING" means (a) the execution, delivery and performance by MTS of the Senior Subordinated Debt Documents, the issuance of the Senior Subordinated Debt for gross cash proceeds of not less than US$100,000,000 and the use of such proceeds, or (b) the issuance of equity securities by MTS for gross proceeds of not less than US$100,000,000 and the use of such proceeds.

          "FIXED CHARGE COVERAGE RATIO" means, for MTS and the Subsidiaries on a consolidated basis for any period of four consecutive fiscal quarters, the ratio of (a) EBITDAR for such period to (b) the sum of Interest Expense, Cash Rental Expense and cash dividends paid with respect to preferred stock for such period and the current portion of Indebtedness with an original maturity of more than one year payable during such period (other than the current portion of Indebtedness under this Agreement). Unless otherwise specified, the Fixed Charge Coverage Ratio shall be determined as of the date financial calculations are delivered pursuant to Section 5.01(c) in respect of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter in respect of which financial statements have been delivered under Section 5.01(a) or (b).

          "FIXED RATE" means, with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

          "FIXED RATE LOAN" means a Competitive Loan bearing interest at a Fixed Rate.

          "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower under such Credit Facility is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "GOVERNMENTAL AUTHORITY" means the government of the United States of America, Japan, the United Kingdom, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "GRANTOR" means each Borrower and each Subsidiary that is, or is required by Section 5.09 to be, a party to the Pledge Agreement or a Security Agreement.

          "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include (a) endorsements for collection or deposit in the ordinary course of business or (b) agreements entered into in the ordinary course of business to purchase inventory or retail store fixtures of another Person at a price not greater than the market value thereof. The term "Guarantee" used as a verb has a corresponding meaning.

          "GUARANTEE AGREEMENT" means a Guarantee Agreement in substantially the form of Exhibit C hereto among the Guarantors and the Administrative Agent acting on behalf of the Lenders, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

          "GUARANTEE REQUIREMENT" means at any date that MTS and each Designated Subsidiary is a Guarantor, in accordance with the terms of the Guarantee Agreement; PROVIDED, HOWEVER, that the Guarantee Requirement shall in no event be met unless each Subsidiary that guarantees the Senior Subordinated Debt or any other subordinated Indebtedness of the Borrowers shall be a Guarantor.

          "GUARANTORS" means MTS and the Subsidiaries that become party to the Guarantee Agreement pursuant to Section 4.01(h) and (i), Section 5.09 or otherwise.

          "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable on normal payment terms and accruals in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person,
(i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

          "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated September 1997, relating to the Borrowers and the Transactions.

          "INTEREST ELECTION REQUEST" means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

          "INTEREST EXPENSE" means, for any period, the gross interest expense of MTS and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan (other than a Swingline Loan that is an ABR Loan), the last day of each March, June, September and December, (b) with respect to any Money Market Rate or Eurocurrency Loan (other than a Swingline Loan that is a Money Market Rate or Eurocurrency Loan), the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration, each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) in the case of any Special Sterling Loan, the last day of the Interest Period applicable thereto.

          "INTEREST PERIOD" means (a) with respect to any Eurocurrency Borrowing (other than a Facility B Swingline Loan that is a Eurocurrency
Loan) the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (and, in addition to the foregoing periods, (i) in the case of a Facility A Revolving Borrowing denominated in Pounds Sterling, one week or two weeks, (ii) in the case of a Facility B Revolving Borrowing denominated in Yen, if consented to by each Facility B Lender, two weeks and (iii) in the case of any Eurocurrency Borrowing (other than a Facility B Swingline Loan that is a Eurocurrency Loan), if available from each Lender, nine or twelve months) thereafter, as the applicable Borrower may elect, (b) with respect to any Swingline Loan, (i) in the case of a Facility A Swingline Loan that is a Money Market Rate Loan, the period commencing on the date of such Loan and ending one to five Business Days thereafter, as the applicable Borrower may elect, and (ii) in the case of a

Facility B Swingline Loan that is (x) a Eurocurrency Loan, the period commencing on the date of such Loan and ending one week, two weeks or one month thereafter, as the applicable Borrower may elect, and (y) a Yen Base Rate Loan, the period as agreed to by the applicable Borrower and the Facility B Swingline Lender, (c) with respect to any Money Market Rate Borrowing, the period commencing on the date of such Borrowing and ending one or two weeks thereafter, as the applicable Borrower may elect, (d) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request, and (e) with respect to any Special Sterling Loan, the period agreed upon by the applicable Borrower and the applicable Lenders pursuant to Section 2.02(e); PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "INVENTORY" has the meaning assigned to such term in the Security Agreements.

          "IRELAND TR" means, prior to the completion of the Reorganization, Ireland TR, Incorporated, a corporation organized under the laws of California.

          "IRISH SECURITY AGREEMENT" means the Security Agreement substantially in the form of Exhibit E-4 hereto between Ireland TR and the Collateral Agent on behalf of the Secured Parties, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

          "JAPANESE AGENT" means The Chase Manhattan Bank Tokyo Branch.

          "JAPANESE SECURITY AGREEMENT" means the Security Agreement substantially in the form of Exhibit E-2 hereto between TRKK and the Collateral Agent acting on behalf of the Secured Parties, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

          "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

          "LEVERAGE RATIO" means, for MTS and the Subsidiaries on a consolidated basis at any date, the ratio of (a) Senior Indebtedness at the end of the most recent fiscal quarter to (b) EBITDA for the period of four fiscal quarters then ended.

          "LIBO RATE" means, with respect to any Eurocurrency Borrowing (other than a Eurocurrency Borrowing denominated in Yen) for any Interest Period, the interest rate per annum for deposits for a maturity most nearly comparable to such Interest Period in the currency in which such Borrowing is denominated appearing on Page 3740 or 3750, as applicable, of Dow Jones Markets (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Applicable Agent from time to time for purposes of providing quotations of interest rates in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits for a maturity most nearly comparable to such Interest Period in the currency in which such Borrowing is denominated are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time (or, if such Borrowing is denominated in Pounds Sterling, in immediately available funds in the Paris interbank market at approximately 11:00 a.m., Paris time, two Business Days prior to the commencement of such Interest Period.

          "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "LOAN DOCUMENTS" means this Agreement, the Guarantee Agreement and the Security Documents and any promissory note evidencing the Loans under this Agreement.

          "LOAN PARTIES" means the Borrowers and the Subsidiary Loan Parties.

          "LOANS" means the loans made by the Lenders to any Borrower pursuant to this Agreement.

          "LOCAL TIME" means (a), with respect to a Borrowing Request (including a Competitive Bid Request) or any other notice under this Agreement, (i) Tokyo time for any such request or notice for Yen, (ii) London time for any such request or notice for Pounds Sterling or (iii) New York City time for any such request or notice for US Dollars, or (b) with respect to funding of a Borrowing, local time determined by reference to the location of the account established or designated by the Applicable Agent for such purpose.

          "MARGIN" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of MTS and the Subsidiaries taken as a whole, (b) the ability of any Borrower to perform any of its obligations under the Loan Documents or (c) the rights of or benefits available to the Lenders under the Loan Documents.

          "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of MTS and the Subsidiaries in an aggregate principal amount exceeding US$10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of MTS or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate net amount that MTS or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "MATERIAL SUBSIDIARY" means at any time (a) any Subsidiary that individually accounts for more than 10% of the assets on a consolidated basis or produces more than 10% of the consolidated EBITDA of MTS and the Subsidiaries for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01, (b) any Subsidiary that would not be a Material Subsidiary under clause (a) but that is designated as a Material Subsidiary by the Borrowers' Agent in a notice delivered to the Administrative Agent (it being agreed that no such designation may be subsequently rescinded by the Borrowers' Agent) and (c) any Subsidiary that owns a Material Subsidiary.

          "MATURITY DATE" means April 23, 2001, or any later date as determined in accordance with Section 2.20.

          "MONEY MARKET RATE" means, for any day with respect to any Money Market Rate Loan for any Interest Period, a rate per annum equal to the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates per annum quoted to the Administrative Agent by each Reference Bank (or, in the case of Swingline Loans, the rate of the applicable Swingline Lender) for a loan in US Dollars of a comparable principal amount and with a maturity comparable to such Interest Period, which in the case of any Money Market Borrowing, shall be the rate quoted by each Reference Bank as of 12:00 noon one Business Day prior to the date of such proposed Money Market Borrowing. Any rate quoted by a Reference Bank pursuant hereto may not necessarily be the lowest rate offered by such Reference Bank for any particular loan or loans. "MONEY MARKET RATE", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Money Market Rate.

          "MTS" means MTS, Incorporated, a California corporation.

          "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

          "NON-US OBLIGATIONS" means the Obligations of TRKK or any other Non-US Subsidiary.

          "NON-US SUBSIDIARY" means any Subsidiary that is not a US Subsidiary.

          "OBLIGATIONS" means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Credit Agreement, the Guarantee Agreement and the other Loan Documents and (b) all obligations of the Loan Parties, monetary or otherwise, under each Hedging Agreement entered into to mitigate interest rate risks in respect of the Loans with a counterparty that was a Lender at the time such Hedging Agreement was entered into (unless otherwise agreed with such Lender at such time).

          "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "PARENT" means TOWER RECORDS INCORPORATED, a Delaware corporation.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "PERFECTION CERTIFICATE" means a certificate in the forms of Exhibit F hereto or any other form or forms approved by the Collateral Agent.

          "PERMITTED INVESTMENTS" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State of the United States having, at the date of acquisition thereof, a rating of at least AA by S&P or Aa2 by Moody's, in each case maturing within one year from such date of acquisition;

          (c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (d) investments in certificates of deposit, banker's acceptances and time and other deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States of America or any State thereof or any nation in which any Borrower or Subsidiary is doing business which has a combined capital and surplus and undivided profits of not less than US$450,000,000 or the equivalent thereof in any other currency;

          (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

          (f) money market funds organized under the laws of the United States or any state thereof that invest solely in the foregoing investments permitted under clauses (a), (b), (c), (d) and (e) above; and

          (g) investments consisting of prepaid expenses and negotiable instruments held for collection.

          "PERMITTED LIENS" means:

          (a) Liens for Taxes not yet due or which are being  contested;

          (b) other Liens (including statutory landlords' liens) incidental to the conduct of the businesses of MTS and the Subsidiaries or the ownership of their property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of their properties or assets or materially impair the use thereof in the operation of their businesses;

          (c) Liens on property or assets of MTS or a Subsidiary to secure obligations of MTS or such Subsidiary to MTS or to another Subsidiary;

          (d) Liens required by the Loan Documents;

          (e) any Lien on property of MTS or a Subsidiary which is in existence on the date hereof and set forth on Schedule 6.02 hereto;

          (f) any Lien existing on any property or asset prior to the acquisition thereof by MTS or a Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of MTS or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

          (g) Liens on fixed or capital assets acquired, constructed or improved by MTS or any Subsidiary; PROVIDED that (i) such security interests secure Indebtedness permitted by clause (d) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of MTS or any Subsidiary;

          (h) any Lien renewing, extending or refunding any Lien permitted by clauses (e), (f) or (g) above; PROVIDED that (A) the principal amount secured is not increased and (B) the Lien is not extended to other property;

          (i) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested;

          (j) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (k) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, letters of credit, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (l) Liens consisting of interests of lessors under Capital Lease Obligations permitted by Section 6.01;

          (m) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of MTS or any Subsidiary;

          (n) purchase money Liens on Inventory securing obligations owed to any vendor in an amount on any date not in excess of the amount of accounts payable that have been created in favor of such vendor during the three month period ending on such date; PROVIDED that (i) such Liens are subordinated to the Liens created by the Security Agreements on terms approved in writing by the Administrative Agent and (ii) the cost of perfecting such Liens shall be borne by the vendors receiving the benefit thereof;

          (o) Liens that are deemed to be a part of ordinary course franchise agreements to which MTS or any Subsidiary, as a franchisor, is party; and

          (p) other Liens securing obligations in an amount not in excess of 10% of Tangible Net Worth in the aggregate for all such obligations.

          "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA, and in respect of which MTS or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PLEDGE AGREEMENT" means the Pledge Agreement substantially in the form of Exhibit D hereto among MTS, the applicable Subsidiaries and the Collateral Agent acting on behalf of the Secured Parties, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

          "POUNDS STERLING" or "L" refers to lawful money of the United Kingdom.

          "PRIME RATE" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "REFERENCE BANKS" means The Chase Manhattan Bank and Union Bank of California, N.A. or such other two Lenders as MTS, with the consent of the Administrative Agent and the Required Lenders, may from time to time designate.

          "REGISTER" has the meaning set forth in Section 9.04.

          "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "RENT EXPENSE" means, for any period, the rental expense (net of sub-lease income) of MTS and the Subsidiaries for such period under all leases of real and personal property, determined on a consolidated basis in accordance with GAAP (excluding any such expense that is included in Interest Expense for such period).

          "REORGANIZATION" means a series of transactions pursuant to which
(a) the current holders of the capital stock of MTS will contribute those such shares to the Parent in exchange for the shares of capital stock of the Parent;
(b) the Trusts will contribute those assets, liabilities and equity interests held or owned by them and related to the business of MTS and its subsidiaries (including the assets listed on Schedule 1.01B hereto) to the Parent in exchange for shares of capital stock of the Parent; (c) the Parent will contribute to MTS the assets, liabilities and equity interests referred to in clause (b); (d) TRS will merge into MTS in a transaction in which MTS is the surviving corporation; and (e) each other US Subsidiary (other than Bayside) will merge into MTS in a transaction in which MTS is the surviving corporation and each holder other than MTS of shares of capital stock of any such US Subsidiary will receive only cash in return for such shares.

          "REQUIRED LENDERS" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time (with Yen amounts being converted into US Dollar amounts for this purpose at the Exchange Rate for Yen at such time); PROVIDED that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

          "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of MTS or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such shares of capital stock of

MTS or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of MTS or any Subsidiary.

          "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of its Facility A Revolving Exposure and its Facility B Revolving Exposure.

          "REVOLVING LOAN" means a Loan made pursuant to Section 2.03.

          "SECURED PARTIES" shall have the meaning ascribed to such term in the Security Agreements.

          "SECURITY AGREEMENTS" means (a) the US Security Agreement, (b) the Japanese Security Agreement, (c) the UK Security Agreement and (d) any security agreement entered into with respect to Collateral in any country other than the United States, Japan and the United Kingdom.

          "SECURITY DOCUMENTS" means the Security Agreements, the Pledge Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 4.01 or 5.09 in satisfaction of the Collateral Requirement.

          "SENIOR INDEBTEDNESS" means all Indebtedness of MTS and the Subsidiaries other than (a) the Senior Subordinated Debt and (b) other Indebtedness in respect of which no principal amounts are required to be paid, prepaid, redeemed, repurchased or defeased prior to the Maturity Date, and which is subordinated to the Obligations on terms, and contains covenants and events of default, approved in writing by the Administrative Agent.

          "SENIOR SUBORDINATED DEBT" means the senior subordinated notes to be issued by MTS on or prior to the Effective Date in the aggregate principal amount of not less than US$100,000,000 and the Indebtedness represented thereby.

          "SENIOR SUBORDINATED DEBT DOCUMENTS" means the indenture under which the Senior Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing the Senior Subordinated Debt or providing for any Guarantee or other right in respect thereof.

          "SPECIAL STERLING LOAN" means a Loan made pursuant to Section 2.02(e).

          "STATUTORY RESERVE RATE" means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or in which any subject Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall, in the case of US Dollars, include those imposed pursuant to Regulation D (and for purposes of Regulation D, Eurocurrency Loans shall be deemed to constitute "Eurocurrency Liabilities"). Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

          "SUBSIDIARY" means any subsidiary of MTS.

          "SUBSIDIARY LOAN PARTY" means any Subsidiary that is a party to the Guarantee Agreement or Security Documents.

          "SWINGLINE EXPOSURE" means, at any time, the sum of the Facility A Swingline Exposure and the US Dollar Equivalent of the Facility B Swingline Exposure. The Swingline Exposure of any Lender at any time shall be the sum of its Applicable Percentage of the Facility A Swingline Exposure and its Applicable Percentage of the US Dollar Equivalent of the Facility B Swingline Exposure.

          "SWINGLINE LENDERS" means the Facility A Swingline Lender and the Facility B Swingline Lender.

          "SWINGLINE LOAN" means a Facility A Swingline Loan or a Facility B Swingline Loan.

          "TANGIBLE NET WORTH" means, as of any date, Total Assets MINUS Total Liabilities; PROVIDED, HOWEVER, that there shall be excluded from Total Assets the following: (a) all assets which would be classified as intangible assets in accordance with GAAP, including goodwill, organizational expense, research and development expense, patent applications, patents, trademarks, trade names, brands, copyrights, trade secrets, customer lists, licenses, franchises, covenants not to compete and any such other intangible assets related to minority interests; (b) all unamortized debt discount and expense; and (c) all treasury stock.

          "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "THREE-MONTH SECONDARY CD RATE" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "TIBO RATE" means, with respect to any Eurocurrency Borrowing denominated in Yen for any Interest Period, the interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) for deposits for a maturity most nearly comparable to such Interest Period in Yen appearing on Reuters Screen Page TIBM for the average of five banks (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Japanese Agent from time to time for purposes of providing quotations of interest rates in the Tokyo interbank market) at approximately 11:00 a.m., Tokyo time, two Business Days prior to the commencement of such Interest Period. In the event that such rate is not available at such time for any reason, then the "TIBO RATE" with respect to such Eurocurrency Borrowing denominated in Yen for such Interest Period shall be the rate at which deposits for a maturity most nearly comparable to such Interest Period in Yen are offered by the principal Tokyo office of the Facility B Swingline Lender in immediately available funds in the Tokyo interbank market at approximately 11:00 a.m., Tokyo time, two Business Days prior to the commencement of such Interest Period.

          "TOTAL ASSETS" means, as of any date of determination, the total assets of MTS and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "TOTAL LIABILITIES" means, as of any date, the total liabilities of MTS and the Subsidiaries, determined on a consolidated basis in accordance with GAAP (excluding from liabilities (a) an amount equal to those adjustments arising from cumulative straight line adjustments under Financial Accounting Standards Board No. 13 and non-cash translation adjustments made to the equity section of MTS's balance sheet and (b) minority interests, to the extent classified as liabilities under GAAP).

          "TRANSACTIONS" means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof, (b) the Financing and
(c) the Reorganization.

          "TRKK" means Tower Records Kabushiki Kaisha, a Japanese corporation.

          "TRS" means, prior to the completion of the Reorganization, T.R. Services, Incorporated, a corporation organized under the laws of the state of California.

          "TRUSTS" means The Michael Solomon 1994 Trust, an irrevocable trust organized under the laws of the state of California, and The David Solomon 1994 Trust, an irrevocable trust organized under the laws of the state of California, which trusts are collectively known as the Russell M. and Doris E. Solomon 1994 Children's Trust.

          "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the Money Market Rate, the TIBO Rate, the Yen Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

          "UK SECURITY AGREEMENT" means the Security Agreement substantially in the form of Exhibit E-3 hereto between TRS and the Collateral Agent acting on behalf of the Secured Parties, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

          "US DOLLARS" or "US$" refers to lawful money of the United States of America.

          "US DOLLAR EQUIVALENT" means (a) as to any Loan denominated in US Dollars, the principal amount thereof, and (b) as to any Loan denominated in Pounds Sterling or Yen, the principal amount thereof in US Dollars determined by the Administrative Agent pursuant to Section 1.05(a) using the Exchange Rate with respect to such currency at the time in effect.

          "US OBLIGATIONS" means the Obligations of MTS or any US Subsidiary.

          "US SECURITY AGREEMENT" means the Security Agreement substantially in the form of Exhibit E-1 hereto among MTS and the Subsidiaries (other than TRKK and its subsidiaries and any Non-US Subsidiaries) and the Collateral Agent acting on behalf of the Secured Parties, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

          "US SUBSIDIARY" means any Subsidiary that is organized under the laws of the United States or any state or other political subdivision, territory or possession thereof.

          "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "YEN" or "Y" refers to lawful money of Japan.

          "YEN BASE RATE" means, with respect to any Yen Base Rate Borrowing for any Interest Period, the rate of interest per annum publicly announced from time to time by the Facility B Swingline Lender as its prime rate in effect at its principal office in Tokyo; each change in the Yen Base Rate shall be effective from and including the date such change is publicly announced as being effective.

          "YEN EQUIVALENT" means (a) as to any amount denominated in Yen, such amount, and (b) as to any amount denominated in US Dollars, the equivalent of such amount in Yen determined by the Administrative Agent pursuant to
Section 1.05(a) using the applicable Exchange Rate at the time in effect.

          SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Revolving Loan") or by Type (E.G., a "Eurocurrency Loan") or by Class and Type (E.G., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (E.G., a "Revolving Borrowing") or by Type (E.G., a "Eurocurrency Borrowing") or by Class and Type (E.G., a "Eurocurrency Revolving Borrowing").

          SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) unless otherwise specified herein, any references to a statute or regulation shall be construed to include such statute or regulation as it may be amended or superseded.

          SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the date hereof.

          SECTION 1.05. EXCHANGE RATES. (a) Not later than 1:00 p.m., New York time, on each Calculation Date, the Administrative Agent shall
(i) determine the Exchange Rate as of such Calculation Date for exchanges of Yen into US Dollars, US Dollars into Yen and, if any Loans denominated in Pounds Sterling are outstanding, Pounds Sterling to US Dollars and (ii) give notice thereof to the Lenders and the Borrowers. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "RESET DATE"), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (except as provided in the next sentence or in connection with any provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between US Dollars, Yen and Pounds Sterling. For purposes of Articles V and VI and Section 7.01, all amounts expressed in US Dollars shall be deemed to refer to US Dollars and/or equivalent amounts in other currencies, determined (A) in the case of any amount appearing on the financial statements delivered pursuant to Section 5.01, on the basis of the exchange rates used in preparing such financial statements and (B) in the case of any other amount, on the basis of the applicable Exchange Rate in effect at the time such amount is required to be determined.

          (b) Not later than 5:00 p.m., New York time, on each Reset Date and each date on which a Borrowing shall occur, the Administrative Agent shall
(i) determine the US Dollar Equivalent of the aggregate principal amount of the Facility A Loans then outstanding (after giving effect to any Loans made or repaid on such date), (ii) determine the Yen Equivalent of the aggregate principal amount of the Facility B Loans then outstanding (after giving effect to any Loans made or repaid on such date) and (iii) notify the Borrowers of the Facility A Revolving Exposures and the Facility B Revolving Exposures of the Lenders.


                                      ARTICLE II

                                     THE CREDITS

          SECTION 2.01. COMMITMENTS. (a) Subject to the terms and conditions set forth herein, each Facility A Lender agrees to make Revolving Loans in US Dollars from time to time during the Availability Period (i) to MTS in an aggregate principal amount that will not result in (x) such Lender's Facility A Revolving Exposure exceeding such Lender's Facility A Commitment or (y) the sum of the total Facility A Revolving Exposures plus the aggregate principal amount of outstanding Facility A Competitive Loans and the US Dollar Equivalent of the aggregate principal amount of outstanding Special Sterling Loans exceeding the total Facility A Commitments; and (ii) subject to the conditions stated in clause (i) of this paragraph (a), in the case of TRKK, to a branch of TRKK located in the United States in an aggregate principal amount such that the US Dollar Equivalent of the aggregate principal amount of TRKK's Facility A Revolving Loans, Facility A Swingline Loans and Competitive Loans does not exceed US$25,000,000; PROVIDED that (A) Revolving Loans under this paragraph (a) may be made in Pounds Sterling in an aggregate amount up to the US Dollar Equivalent of US$30,000,000 and (B) Money Market Rate Loans shall not be made under this paragraph (a) to the extent the aggregate outstanding amount of all Money Market Rate Loans would exceed US$50,000,000.

          (b) Subject to the terms and conditions set forth herein, each Facility B Lender agrees to make Revolving Loans from time to time during the Availability Period (i) to TRKK or MTS, in Yen (which such Loan, in the case of MTS, will be made to a branch of MTS located in Japan), in an aggregate principal amount that will not result in such Lender's Facility B Revolving Exposure exceeding such Lender's Facility B Commitment or the sum of the total Facility B Revolving Credit Exposures exceeding the total Facility B Commitments; (ii) subject to the conditions stated in clause (i) of this paragraph (b) and in clause (ii) of paragraph (a) above, to MTS or TRKK in US Dollars (which such Loan, in the case of TRKK, will be made to a branch of TRKK located in the United States), if (x) the aggregate US Dollar Equivalent of the outstanding Facility A Loans equals the aggregate Facility A Commitments minus the Facility A Swingline Exposure, (y) the aggregate principal amount of the Facility B Loans is less than the aggregate Facility B Commitments minus the Facility B Swingline Exposure and (z) the amount of the Facility B Loans to TRKK shall not as a result of such Loans exceed US$25,000,000; PROVIDED, that Money Market Rate Loans shall not be made under this paragraph (b) to the extent the aggregate outstanding amount of all Money Market Rate Loans would exceed US$50,000,000.

          (c) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

          SECTION 2.02. LOANS AND BORROWINGS. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective applicable Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in
Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, (i) each Revolving Borrowing denominated in US Dollars shall be comprised entirely of ABR Loans, Money Market Rate Loans or Eurocurrency Loans as the Borrowers may request in accordance herewith,
(ii) each Revolving Borrowing denominated in Yen shall be comprised entirely of Eurocurrency Loans, (iii) each Revolving Borrowing denominated in Pounds Sterling shall be comprised entirely of Eurocurrency Loans and (iv) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans in US Dollars as the Borrowers may request in accordance herewith. Each Facility A Swingline Loan shall be a Money Market Rate Loan or an ABR Loan and each Facility B Swingline Loan shall be a Yen Base Rate Loan or a Eurocurrency Loan, in each case, as the Borrowers may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that (x) any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and (y) any such branch or Affiliate of a Facility B Lender shall be a resident of (or have its applicable lending office in), and will book its Facility B Revolving Loans in, a jurisdiction such that under applicable law on the date hereof no interest withholding tax will be payable on Facility B Borrowings from such branch or Affiliate if payments thereunder are made from Japan or the United States of America.

          (c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of US$100,000 and not less than US$5,000,000 (for such Borrowing denominated in US Dollars) or an integral multiple of L250,000 and not less than L750,000 (for such Borrowing denominated in Pounds Sterling) or an integral multiple of Y10,000,000 and not less than Y500,000,000 (for such Borrowing denominated in Yen). At the time that each ABR Revolving Borrowing or Money Market Rate Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$100,000 and not less than US$1,000,000; PROVIDED that an ABR Revolving Borrowing or Money Market Rate Revolving Borrowing may be in an aggregate amount that is equal to (or is the US Dollar Equivalent of) the entire unused balance of the Facility A or Facility B Commitments if such balance is less then US$1,000,000. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000. Each Facility A Swingline Loan shall be in an amount that is an integral multiple of US$50,000 and not less than US$250,000 and each Facility B Swingline Loan shall be in an amount that is an integral multiple of Y5,000,000 and not less than Y25,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of 10 Eurocurrency Revolving Borrowings outstanding under each of Facility A and Facility B.

          (d) Notwithstanding any other provision of this Agreement, a Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          (e) At any time, MTS and any Lender may at any time agree that such Lender will make a Loan to MTS in Pounds Sterling with an agreed upon Interest Period (which shall not be longer than one month) and bearing interest at an agreed upon rate; PROVIDED, that the aggregate outstanding principal amount of all Loans made pursuant to this Section shall at no time exceed L3,000,000. MTS and the applicable Lender shall promptly notify the Administrative Agent of the date and principal amount of any Loan made pursuant to this Section and the Interest Period and interest rate applicable thereto.

          SECTION 2.03.  REQUESTS FOR REVOLVING BORROWINGS.   To request a
Revolving Borrowing, a Borrower shall notify the Applicable Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time (or, with respect to such Borrowing in US Dollars, not later than 1:30 p.m., New York time), three Business Days before the date of the proposed Borrowing (or, with respect to such Borrowing by MTS in Yen, not later than 5:00 p.m., San Francisco time, four Business Days before the date of the proposed Borrowing), (b) in the case of an ABR Borrowing, not later than 1:30 p.m., Local Time, one Business Day before the date of the proposed Borrowing or (c) in the case of a Money Market Rate Borrowing, not later than 1:00 p.m., Local Time, the Business Day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Borrowing Request in a form approved by the Applicable Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

         (i)   the aggregate amount of the requested Borrowing;

        (ii)   the date of such Borrowing, which shall be a Business Day;

       (iii) whether such Borrowing is to be a Facility A Borrowing or Facility B Borrowing;

        (iv)   the currency of such Borrowing;

         (v) whether such Borrowing is to be an ABR Borrowing, a Money Market Rate Borrowing or a Eurocurrency Borrowing;

        (vi) in the case of a Money Market Rate Borrowing or a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

       (vii) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the currency of a Facility A Borrowing is specified, then the requested Borrowing shall be denominated in US Dollars; if no election as to the currency of a Facility B Borrowing is specified, then the requested Borrowing shall be denominated in Yen. If no election as to the Type of a Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a Money Market Rate Borrowing if denominated in US Dollars or a Eurocurrency Borrowing if denominated in Pounds Sterling or in Yen. If no Interest Period is specified with respect to any Money Market Rate Borrowing or Eurocurrency Revolving Borrowing requested or deemed to have been requested, then the applicable Borrower shall be deemed to have selected an Interest Period of one week's duration, in the case of a Money Market Rate Borrowing, or one month's duration, in the case of a

Eurocurrency Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Facility A or Facility B Lender, as the case may be, of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. COMPETITIVE BID PROCEDURE. (a) Subject to the terms and conditions set forth herein (including, with respect to TRKK, those set forth in Section 2.01(a)(ii)), from time to time during the Facility A Availability Period a Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans denominated in US Dollars; PROVIDED that the sum of the total Facility A Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Facility A Commitments. To request Competitive Bids, a Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurocurrency Borrowing, not later than 1:30 p.m., New York time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 1:30 p.m., New York time, one Business Day before the date of the proposed Borrowing; PROVIDED that a Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

         (i)   the aggregate amount of the requested Borrowing;

        (ii)   the date of such Borrowing, which shall be a Business Day;

       (iii) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

        (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

         (v) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Facility A Lenders of the details thereof by telecopy, inviting such Lenders to submit Competitive Bids.

          (b) Each Facility A Lender may (but shall not have any obligation to) make one or more Competitive Bids to a Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurocurrency Competitive Borrowing, not later than 1:00 p.m., New York time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of US$5,000,000 and an integral multiple of US$1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the applicable Borrower) of the Competitive Loan or Loans that the Facility A Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Facility A Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

          (c) The Administrative Agent shall promptly notify the applicable Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

          (d) Subject only to the provisions of this paragraph, a Borrower may accept or reject any Competitive Bid. The applicable Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurocurrency Competitive Borrowing, not later than 2:00 p.m., New York time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York time, on the proposed date of the Competitive Borrowing; PROVIDED that (i) the failure of the applicable Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid,
(ii) the applicable Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the applicable Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the applicable Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of US$5,000,000 and an integral multiple of US$1,000,000; PROVIDED FURTHER that if a Competitive Loan must be in an amount less than US$5,000,000 because of the provisions of clause
(iv) above, such Competitive Loan may be for a minimum of US$1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of US$1,000,000 in a manner determined by the applicable Borrower. A notice given by a Borrower pursuant to this paragraph shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

          (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Facility A Lender, it shall submit such Competitive Bid directly to the applicable Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

          SECTION 2.05A. FACILITY A SWINGLINE LOANS. (a) Subject to the terms and conditions set forth herein (including those set forth in Section 2.01(a)(ii)), the Facility A Swingline Lender agrees to make Facility A Swingline Loans denominated in US Dollars to either Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Facility A Swingline Loans exceeding US$30,000,000, or (ii) the sum of the total Facility A Revolving Exposures plus the aggregate principal amount of outstanding Facility A Competitive Loans exceeding the total Facility A Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, a Borrower may borrow, prepay and reborrow Facility A Swingline Loans.

          (b) To request a Facility A Swingline Loan, a Borrower shall notify the Facility A Swingline Lender (which shall promptly notify the Applicable Agent) of such request by telephone (confirmed by telecopy), not later than 1:30 p.m., New York time, on the day of a proposed Facility A Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) of the requested Facility A Swingline Loan, the amount of the requested Facility A Swingline Loan and whether such Facility A Swingline Loan will be an ABR Loan or a Money Market Rate Loan. The Facility A Swingline Lender shall make each Facility A Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of the applicable Borrower with the Applicable Agent by 3:00 p.m., New York time, on the requested date of such Facility A Swingline Loan.

          (c) The Facility A Swingline Lender may by written notice given to the Applicable Agent not later than 12:00 noon, New York Time, on any Business Day require the Facility A Lenders to acquire participations on such Business Day in all or a portion of the Facility A Swingline Loans outstanding, together with interest accrued thereon. Such notice shall specify the aggregate amount of Facility A Swingline Loans in which Facility A Lenders will participate. Promptly upon receipt of such notice, the Applicable Agent will give notice thereof to each Facility A Lender, specifying in such notice such Lender's Applicable Percentage of such Facility A Swingline Loan or Loans, together with interest accrued thereon. Each Facility A Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Applicable Agent, for the account of the Facility A Swingline Lender, such Lender's Applicable Percentage of such Facility A Swingline Loan or Loans. Each Facility A Lender acknowledges and agrees that its obligation to acquire participations in Facility A Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Facility A Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Facility A Lenders), and the Applicable Agent shall promptly pay to the Facility A Swingline Lender the amounts so received by it from the Facility A Lenders. The Applicable Agent shall notify the applicable Borrower of any participations in any Facility A Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Facility A Swingline Loan shall be made to the Applicable Agent and not to the Facility A Swingline Lender. Any amounts received by the Facility A Swingline Lender from the applicable Borrower (or other party on behalf of the applicable Borrower) in respect of a Facility A Swingline Loan after receipt by the Facility A Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Applicable Agent; any such amounts received by the Applicable Agent shall be promptly remitted by the Applicable Agent to the Facility A Lenders that shall have made their payments pursuant to this paragraph and to the Facility A Swingline Lender, as their interests may appear. The purchase of participations in a Facility A Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof.

          SECTION 2.05B. FACILITY B SWINGLINE LOANS. (a) Subject to the terms and conditions set forth herein (including those set forth in Section 2.01(b)), the Facility B Swingline Lender agrees to make Facility B Swingline Loans denominated in Yen to TRKK from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of outstanding

Facility B Swingline Loans exceeding Y2,200,000,000 (1) or (ii) the total Facility B Revolving Exposures exceeding the total Facility B Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, TRKK may borrow, prepay and reborrow Facility B Swingline Loans.

          (b) To request a Facility B Swingline Loan, TRKK shall notify the Facility B Swingline Lender (which shall promptly notify the Applicable Agent) of such request by telephone (confirmed by telecopy), not later than (i) in the case of a Yen Base Rate Loan, 10:00 a.m., Local Time, on the day of a proposed Facility B Swingline Loan and (ii) in the case of a Eurocurrency Loan, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount and Type of the requested Facility B Swingline Loan and, in the case of a Eurocurrency Loan, the Interest Period to be applicable thereto. Each Facility B Swingline Loan will be a Yen Base Rate Loan or a Eurocurrency Loan denominated in Yen. The Facility B Swingline Lender shall make each Facility B Swingline Loan available to TRKK by means of a credit to the general deposit account of TRKK with the Facility B Swingline Lender by 1:00 p.m., Local Time, on the requested date of such Facility B Swingline Loan.

          (c) The Facility B Swingline Lender may by written notice given to the Applicable Agent not later than 11:00 a.m., Local Time, on any Business Day require the Facility B Lenders to acquire participations on such Business Day in all or a portion of the Facility B Swingline Loans outstanding, together with interest accrued thereon. Such notice shall specify the aggregate amount of Facility B Swingline Loans in which Facility B Lenders will participate. Promptly upon receipt of such notice, the Applicable Agent will give notice thereof to each Facility B Lender, specifying in such notice such Lender's Applicable Percentage of such Facility B Swingline Loan or Loans, together with interest accrued thereon. Each Facility B Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Applicable Agent, for the account of the Facility B Swingline Lender, such Lender's Applicable Percentage of such Facility B Swingline Loan or Loans. Each Facility B Lender acknowledges and agrees that its obligation to acquire participations in Facility B Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Facility B Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Facility B Lenders), and the Applicable Agent shall promptly pay to the Facility B Swingline

-------------------

(1) Amount may be increased to Y2,600,000,000.

Lender the amounts so received by it from the Facility B Lenders. The Applicable Agent shall notify TRKK of any participations in any Facility B Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Facility B Swingline Loan shall be made to the Applicable Agent and not to the Facility B Swingline Lender. Any amounts received by the Facility B Swingline Lender from TRKK (or other party on behalf of TRKK) in respect of a Facility B Swingline Loan after receipt by the Facility B Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Applicable Agent; any such amounts received by the Applicable Agent shall be promptly remitted by the Applicable Agent to the Facility B Lenders that shall have made their payments pursuant to this paragraph and to the Facility B Swingline Lender, as their interests may appear. The purchase of participations in a Facility B Swingline Loan pursuant to this paragraph shall not relieve TRKK of any default in the payment thereof.

          (d) The Facility B Swingline Lender will promptly notify the Applicable Agent of each request for a Facility B Swingline Loan received by it, each borrowing or repayment of a Facility B Swingline Loan and each acquisition by the Facility B Lenders of participations in any Facility B Swingline Loan.

          (e) If at any time the Facility B Swingline Lender shall either (i) have outstanding any senior, unsecured, non-credit enhanced long-term Indebtedness for borrowed money that ceases to be rated BBB+ or better by Standard & Poor's Ratings Group and Baa1 or better by Moody's Investors Service, Inc., or in the case that the foregoing ratings are not available, the Japanese equivalent of such ratings or (ii) merge with or into, consolidate or transfer all or substantially all of its assets to any other Person and is not the surviving entity as a result of such merger, consolidation or transfer, MTS may replace the Facility B Swingline Lender with the written consent of the Administrative Agent. Upon such replacement, MTS and the Administrative Agent shall make arrangements acceptable to both the successor Facility B Swingline Lender and the replaced Facility B Swingline Lender with respect to the rights, powers, duties, privileges and obligations of and the discharge of duties and obligations of the successor Facility B Swingline Lender and the replaced Facility B Swingline Lender, respectively.

          SECTION 2.06. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan (other than a Special Sterling Loan) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Lenders; PROVIDED that Swingline Loans shall be made as provided in Section 2.05A and Section 2.05B. The Applicable Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Applicable Agent and designated by such Borrower in the applicable Borrowing Request or Competitive Bid Request.

          (b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender's share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon (the Applicable Agent hereby agreeing that it will first make such demand on the applicable Lender), for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate (in the case of Borrowings denominated in US Dollars) and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to Money Market Rate Loans (in the case of Borrowings denominated in US Dollars) or an interest rate determined by the Administrative Agent from time to time to reflect its cost of overnight or short-term funds in Pounds Sterling or Yen plus the Applicable Rate used to determine interest rates applicable to Eurocurrency Loans (in the case of Borrowings denominated in Pounds Sterling or Yen, respectively). If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          (c) Notwithstanding the foregoing paragraph (b), in the case of any request for a Borrowing denominated in US Dollars for an amount greater than US$25,000,000 or a Borrowing denominated in Yen for an amount greater than Y3,301,750,000, the Applicable Agent shall not make available to the applicable Borrower any Lender's share of such Borrowing that has not been received into the designated account of the Applicable Agent.

          SECTION 2.07. INTEREST ELECTIONS. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Money Market Rate or Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Money Market Rate or Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the applicable Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Special Sterling Loans, neither of which may be converted or continued.

          (b) To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

         (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

        (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

       (iii) whether the resulting Borrowing is to be an ABR Borrowing, a Money Market Rate Borrowing or a Eurocurrency Borrowing (as such Types of Borrowing are permitted by Section 2.02); and

        (iv) if the resulting Borrowing is a Money Market Rate Borrowing or a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Money Market Rate Borrowing or a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one week's duration, in the case of a Money Market Rate Borrowing, or one month's duration, in the case of a Eurocurrency Borrowing.

          (d) Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each applicable Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the third Business Day before the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurocurrency Borrowing with an

Interest Period of one month. If a Borrower fails to deliver a timely Interest Election Request with respect to a Money Market Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Money Market Rate Borrowing with an Interest Period of one week. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower or Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Money Market Rate or Eurocurrency Borrowing and (ii) unless repaid, each Money Market Rate and Eurocurrency Revolving Borrowing denominated in US Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, each Eurocurrency Revolving Borrowing denominated in Yen shall become due and payable at the end of the Interest Period applicable thereto and each Eurocurrency Revolving Borrowing denominated in Pounds Sterling shall become due and payable at the end of the Interest Period applicable thereto.

          SECTION 2.08. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

          (b) MTS may at any time terminate, or from time to time reduce, the Facility A or Facility B Commitments; PROVIDED that (i) each reduction of the Facility A Commitments shall be in an amount that is an integral multiple of US$100,000 and not less than US$5,000,000, (ii) each reduction of the Facility B Commitments shall be in an amount that is an integral multiple of Y10,000,000 and not less than Y500,000,000 and (iii) MTS shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10 and 2.11, (x) the sum of the Facility A Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Facility A Commitments or (y) the sum of the Facility B Revolving Exposures would exceed the total Facility B Commitments.

          (c) MTS shall notify the Administrative Agent of any election to terminate or reduce the Facility A or Facility B Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by MTS pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by MTS may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by MTS (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Facility A or Facility B Commitments shall be made ratably among the Facility A and Facility B Lenders respectively in accordance with their respective Commitments.

          SECTION 2.09. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) Each Borrower hereby unconditionally promises to pay (i) to the Applicable Agent for the account of each applicable Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent for the account of each Facility A Lender the then unpaid principal amount of each Competitive Loan or Special Sterling Loan on the last day of the Interest Period applicable to such Competitive Loan or Special Sterling Loan and (iii) to the applicable Swingline Lenders directly into their respective accounts the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the last day of the Interest Period applicable to such Swingline Loan.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Applicable Agents shall maintain accounts in which they shall record (i) in the case of the Administrative Agent, the amount of each Loan made to MTS, and in the case of the Japanese Agent, the amount of each Loan made to TRKK, (provided that (x) the Administrative Agent shall maintain all such accounts relating to Competitive Loans and Facility A Swingline Loans and
(y) the Facility B Swingline Lenders shall maintain all such accounts relating to the Facility B Swingline Loans), (ii) the Class and Type of each such Loan and the Interest Period applicable thereto, (iii) the amount and currency of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iv) the amount of any sum received by such Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Applicable Agents to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that all Loans made by it to any Borrower be evidenced by a single promissory note. In such event, the applicable Borrower shall promptly prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10. OPTIONAL PREPAYMENT OF LOANS. (a) A Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; PROVIDED that a Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

          (b) A Borrower shall notify the Applicable Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lenders) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., Local Time (or, with respect to such Borrowing in US Dollars, not later than 1:30 p.m., New York time), three Business Days before the date of prepayment,
(ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 1:30 p.m., New York time, one Business Day before the date of prepayment,
(iii) in the case of prepayment of a Money Market Rate Borrowing, not later than 1:00 p.m., New York time, one Business Day before the date of prepayment or
(iv) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., Local time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Applicable Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          SECTION 2.11. MANDATORY PREPAYMENT OF LOANS. (a) If on any Calculation Date the sum of the total Facility A Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans shall be greater than 105% of the total Facility A Commitments, the Administrative Agent shall so notify the applicable Borrowers and such Borrowers shall, within seven Business Days of such notice, prepay Revolving Loans in such amounts as shall be necessary to eliminate such excess.

          (b) If on any Calculation Date the total Facility B Revolving Exposures shall be greater than 105% of the total Facility B Commitments, the Administrative Agent shall so notify the applicable Borrowers and such Borrowers shall, within seven Business Days of such notice, prepay such Revolving Loans as the Borrowers may select in such amounts as shall be necessary to eliminate such excess.

          (c)  All prepayments under this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

          SECTION 2.12. FEES. (a) MTS agrees to pay and/or cause TRKK to pay to the Administrative Agent for Facility A and to the Applicable Agent for Facility B for the account of each applicable Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the later of (x) the date on which such Commitment terminates and (y) the date on which such Lender ceases to have any Revolving Credit Exposure, and be payable in US Dollars with respect to Facility A Commitments and Revolving Credit Exposures and Yen with respect to Facility B Commitments and Revolving Credit Exposures; PROVIDED that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; PROVIDED that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Payments of Facility Fees by MTS will be made to the Administrative Agent and payments of Facility Fees by TRKK will be made to the Japanese Agent.

          (b) MTS agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between MTS and the Administrative Agent.

          (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Applicable Agent for distribution, in the case of facility fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.13. INTEREST. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

          (b) The Loans comprising each Money Market Rate Borrowing (including each Swingline Borrowing that is a Money Market Rate Borrowing) shall bear interest at the Money Market Rate for the Interest Period in effect for such Borrowing.

          (c) The Loans comprising each Yen Base Rate Borrowing shall bear interest at the Yen Base Rate.

          (d) The Loans comprising each Eurocurrency Borrowing shall bear interest (i) (x) in the case of a Eurocurrency

Revolving Loan denominated in a currency other than Yen, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate and (y) in the case of a Eurocurrency Revolving Loan denominated in Yen, the TIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, (ii) in the case of a Facility B Swingline Loan that is a Eurocurrency Loan, at the TIBO Rate for such Loan (determined as if the Interest Period in effect for such Loan were of one month's duration) plus the Applicable Rate or (iii) in the case of a Eurocurrency Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

          (e) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

          (f) Each Special Sterling Loan shall bear interest at the rate agreed upon by MTS and the applicable Lender pursuant to Section 2.02(e).

          (g) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by a Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise (but only, in the case of any interest, fee or other amount, beginning two Business Days after such Borrower is advised by the Applicable Agent of such non-payment but no earlier than the lapse of the grace period provided for in clause (b) of
Article VII), such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan (and interest, in the case of a Loan denominated in Pounds Sterling), 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of any other amount payable in US Dollars, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section or (iii) in the case of any other amount payable in Yen, 2% plus the rate applicable to Yen Base Rate Loans as provided in paragraph (c) of this Section.

          (h) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Facility A or Facility B Revolving Loans, upon termination of the Facility A or Facility B Commitments, respectively; PROVIDED that (i) interest accrued pursuant to paragraph (g) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Money Market Rate or Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest that accrues under a Loan denominated in US Dollars, Yen or Pounds Sterling shall be payable in the currency of such Loan.

          (i) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to (i) the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and
(ii) the Adjusted LIBO Rate and the LIBO Rate with respect to Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Money Market Rate, Adjusted LIBO Rate, LIBO Rate, TIBO Rate and Yen Base Rate shall be determined by the Applicable Agent, and such determination shall be conclusive absent manifest error.

          (j) The Administrative Agent will furnish to the applicable Borrower an invoice setting forth the amount of interest to become due on each Interest Payment Date (other than any interest due with respect to a Loan made under Section 2.02(e).

          SECTION 2.14. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Money Market Rate or Eurocurrency
Borrowing:

          (a) the Administrative Agent determines or is advised by the Applicable Agent (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Money Market Rate, the Adjusted LIBO Rate, the LIBO Rate or the TIBO Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the applicable Lenders holding Commitments that represent at least 66-2/3% of the total Facility A or Facility B Commitments (or, in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such Loan) that the Money Market Rate, the Adjusted LIBO Rate, the LIBO Rate or the TIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, and such Lender can reasonably demonstrate such fact;

then the Administrative Agent shall give notice thereof to the Borrowers' Agent and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Money Market Rate Borrowing or Eurocurrency Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Money Market Rate or Eurocurrency Revolving Borrowing denominated in US Dollars, Pounds Sterling or Yen, such Borrowing shall be made as an ABR Borrowing and denominated in US Dollars and (iii) any request by a Borrower for a Eurocurrency Competitive Borrowing shall be ineffective; PROVIDED that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by a Borrower for Eurocurrency Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Types of Borrowings shall be permitted.

          SECTION 2.15.  INCREASED COSTS.  (a)  If any Change in Law shall:

         (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the TIBO Rate); or

        (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Money Market Rate Loans, Eurocurrency Loans or Fixed Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Money Market Rate Loan, Eurocurrency Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then MTS will pay to such Lender, without duplication, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time MTS will pay to such Lender, without duplication, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof. Such amount shall be payable in the currency in which the corresponding Loan is denominated.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that a Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

          (e) Notwithstanding the foregoing provisions of this Section, (i) in determining the amount of any compensation to which it is entitled under this Section, a Lender shall exclude the effects of any Change in Law regarding capital requirements to the extent such Change in Law is applicable to such Lender as a result of a material deterioration in the creditworthiness of such Lender after the date of this Agreement, and (ii) a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

          SECTION 2.16. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Money Market Rate Loan, Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Money Market Rate Loan or Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Money Market Rate Loan, Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19, or any deemed assignment of any such Loan pursuant to Section 7.02, then, in any such event, the applicable Borrower shall compensate each applicable Lender for the loss, cost and expense attributable to such event. In the case of a Money Market Rate Loan, Eurocurrency Loan or Fixed Rate Loan, such loss, cost or expense to any Lender shall (except in the case of a deemed assignment of any such Loan pursuant to Section 7.02) be deemed to equal an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Money Market Rate (in the case of a Money Market Rate Loan) or the Adjusted LIBO Rate or the TIBO Rate, as the case may be, (in the case of a Eurocurrency Loan) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest

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                                                                             49


which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for US Dollar, Pounds Sterling or Yen deposits, as the case may be, of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof in the currency in which the corresponding Loan is denominated.

          SECTION 2.17. TAXES. (a) Any and all payments by or on account of any obligation of each Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Applicable Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Each Facility B Lender will make any Loans from a lending office that is able under laws, regulations and treaties in effect on the date hereof to receive payments of interest from borrowers in Japan or the United States of America free of Japanese or US withholding tax.

          (b) In addition, but without duplication, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Each Borrower shall indemnify the Applicable Agents and each Lender, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Applicable Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of each such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Borrower by a Lender, or by an Applicable Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Applicable Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Applicable Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Applicable Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower or the Applicable Agent as will permit such payments to be made without withholding or at a reduced rate.

          SECTION 2.18. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, Local Time (or, with respect to such Borrowing in US Dollars, not later than 1:30 p.m., New York time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to (i) the Administrative Agent at its offices at 270 Park Avenue, New York, New York or (ii) the Japanese Agent at its offices at Akasaka Park Building, 9th Floor, 2-20 Akasaka 5-chome, Minato-ku, Tokyo 107, Japan, as the case may be, except payments to be made directly to the Swingline Lenders as expressly provided herein and except that payments in respect of Special Sterling Loans and payments pursuant to Sections 2.15, 2.16, 2.17 and
9.03 shall be made directly to the Persons entitled thereto. The Applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.
If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder for which no currency has been specified shall be made in US Dollars.

          (b) If at any time insufficient funds are received by and available to the Applicable Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Facility A or Facility B Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its applicable Revolving Loans or participations in Swingline

Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its applicable Revolving Loans and, if applicable, participations in Swingline Loans and accrued interest thereon than the proportion received by any other Facility A or Facility B Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Facility A or Facility B Revolving Loans and participations in Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective applicable Revolving Loans and participations in Swingline Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (d) Unless the Applicable Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Applicable Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if a Borrower has not in fact made such payment, then each of the applicable Lenders severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at the greater of (i) the Federal Funds Effective Rate (in the case of payments to be made in US Dollars), (ii) a rate determined by the Applicable Agent to reflect such Applicable Agent's cost of funds for overnight borrowings in Pounds Sterling (in the case of payments to be made in Pounds Sterling) and (iii) a rate determined by the Applicable Agent to reflect such Applicable Agent's cost of funds for overnight borrowings in Yen (in the case of payments to be made in Yen) and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(A)(c),

2.05B(c), 2.06(b) or 2.18(d), then the Applicable Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Applicable Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.
(a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers' Agent hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then MTS may, at no expense to any such Lender (other than a Lender that has defaulted in its obligation to fund Loans), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) MTS shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the applicable Swingline Lender), which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and any participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling MTS to require such assignment and delegation cease to apply.

          SECTION 2.20. EXTENSION OF MATURITY DATE. (a) MTS may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the applicable Lenders) given not more than 60 days prior to either or both the first and second anniversary of the Effective Date while the Commitments remain in effect, request that the Facility A and/or Facility B Lenders extend the Maturity Date for an additional one year period (but in no event beyond the fifth anniversary of the Effective Date) from the maturity date then in effect (the "EXISTING MATURITY DATE"). Each applicable Lender shall, by notice to MTS and the Administrative Agent given not later than the 15th Business Day after the date of MTS's notice, advise MTS whether or not such Lender agrees to such extension (and any Lender that does not so advise MTS on or before such day shall be deemed to have advised MTS that it will not agree to such extension).

          (b) MTS shall have the right on or before the date of such extension, to require any Lender which shall have advised or been deemed to advise MTS that it will not agree to an extension of the Maturity Date (each a "Non-Extending Lender") to transfer without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights and obligations under this Agreement to one or more other banks or other financial institutions (any such bank or other financial institution being called a "Substitute Lender"), which may include any Lender, provided that (i) such Substitute Lender, if not already a Lender hereunder, shall be subject to the approval of MTS, the Administrative Agent and the applicable Swingline Lender (which approval shall not be unreasonably withheld) and shall execute all such documentation as the Administrative Agent shall specify to evidence its status as a Lender hereunder, (ii) such assignment shall become effective as of the date of such extension (the "Extension Date") and (iii) MTS shall pay to such Non-Extending Lender in immediately available funds (in US Dollars, Pounds Sterling or Yen, as applicable) on the effective date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

          (c) If (and only if) the applicable Lenders holding Commitments that represent at least 66-2/3% of the total Facility A or Facility B Commitments on the 60th day prior to the applicable anniversary of the Effective Date shall have agreed to extend the Existing Maturity Date (such Lenders being called the "CONTINUING LENDERS"), then (i) the Maturity Date for Facility A or Facility B shall be extended to the first anniversary of the Existing Maturity Date (PROVIDED, that if such date is not a Business Day, then the Maturity Date as so extended shall be the next following Business Day) and (ii) the applicable Commitment of each Non-Extending Lender shall terminate (with the result that the total Facility A or Facility B Commitments will decrease by the amount of such Commitment), and all applicable Loans of each such Lender shall become due and payable, together with all interest accrued thereon and all other amounts owed to such Lender hereunder, on the Existing Maturity Date.

          Notwithstanding the foregoing, no extension of the Maturity Date shall be effective with respect to any Lender unless, on and as of the Extension Maturity Date, the conditions set forth in paragraphs (a) and (b) of Section
4.02 shall be satisfied (with all references to a Borrowing being deemed to be references to such extension) and the Administrative Agent shall have received a certificate to that effect dated the Extension Date and executed by a Financial Officer of MTS.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

          Each Borrower represents and warrants to the Lenders that:

          SECTION 3.01. ORGANIZATION; POWERS. Each of the Borrowers and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate or other powers and have been duly authorized by all necessary corporate or other action and, if required, stockholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of each Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03.  GOVERNMENTAL APPROVALS; NO CONFLICTS.  The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrowers or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or material agreement or other instrument binding upon the Borrowers or any of the Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrowers or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrowers or any of the Subsidiaries (other than those created under the Loan Document).

          SECTION 3.04.  FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.
(a) The audited combined balance sheet of the MTS, the Trusts and their subsidiaries (combining the consolidated results of the Trusts and their subsidiaries with those of MTS and its subsidiaries) as at July 31, 1997, and the related combined statements of income, shareholders, equity and cash flows for the fiscal year then ended and the unaudited combined balance sheet of MTS, the Trusts and their subsidiaries (combining the results of the Trusts and their subsidiaries with those of MTS and its subsidiaries) as at January 31, 1998, are complete and correct and fairly present the financial condition of MTS, the Trusts and their subsidiaries as at such dates and the results of operations of MTS, the Trusts and their subsidiaries for the periods covered by such statements, in each case on a combined basis in accordance with GAAP consistently applied, subject, in the case of the January 31, 1998 financial statements, to normal year-end adjustments and the absence of footnotes.

          (b) MTS has heretofore furnished to the Lenders a pro forma consolidated balance sheet of MTS and the Subsidiaries as of January 31, 1998, prepared giving effect to the Transactions (including the Reorganization) as if such Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by MTS to be reasonable), (ii) is based on the best information available to MTS after due inquiry,
(iii) accurately reflects all adjustments necessary to give effect to the Transactions (including the Reorganization) and (iv) presents fairly, in all material respects, the pro forma financial position of MTS and the Subsidiaries on a consolidated basis as of January 31, 1998, as if the Transactions (including the Reorganization) had occurred on such date.

          (c) Since July 31, 1997, there has been no material adverse change, and no event that could reasonably be expected to result in a material adverse change, in the business, assets, operations or condition, financial or otherwise, of MTS and the Subsidiaries, taken as a whole.

          SECTION 3.05. PROPERTIES. (a) Each of MTS and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of MTS and the Subsidiaries owns, or is licensed or otherwise has rights to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by MTS and the

Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting MTS or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or
(ii) that involve this Agreement or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither MTS nor any of the Subsidiaries (i) to the best of its knowledge, has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) to the best of its knowledge, has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS; MARGIN REGULATIONS. (a) Each of MTS and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          (b) The Borrowers have not, and are not presently, engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulations G or U of the Board). No part of the proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          SECTION 3.08. INVESTMENT AND HOLDING COMPANY STATUS. Neither MTS nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09. TAXES. Each of the MTS and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being, or promptly will be, contested in good faith by appropriate proceedings and for which MTS or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$10,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11. DISCLOSURE. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent, the Japanese Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, to the extent such information was based upon or constitutes projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12. SECURITY DOCUMENTS. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral covered by the Pledge Agreement and, when the certificates and other instruments referred to in Section 4.01(f) have been delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral securing the Obligations, in each case prior and superior in right to any other person.

          (b) The Security Agreements are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral covered by the Security Agreements and, when financing statements in appropriate form are filed in the offices specified on Schedule 5 to the Perfection Certificate, the Security Agreements shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Grantors thereunder in such Collateral securing the Obligations (except, in the case of any Guarantor that is a Non-US Subsidiary, any Excluded Obligations), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02 and the Security Agreements and, in the case of the UK Security Agreement and the Irish Security Agreement, other than those Persons mandatorily preferred by law applying to companies generally in England and Scotland and Ireland, respectively.

          SECTION 3.13. SUBSIDIARIES. Schedule 3.13 sets forth the name of, and the ownership interest of MTS and each Subsidiary in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date (after giving effect to the Reorganization).

          SECTION 3.14. MILLENNIUM COMPLIANCE. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of MTS and the Subsidiaries and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which MTS' or any Subsidiary's systems interface) and the testing of all such systems and equipment, as so reprogrammed, is expected to be completed by September 1, 1999.


                                      ARTICLE IV

                                      CONDITIONS

          SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received favorable written opinions (addressed to the Agents and the Lenders and dated the Effective
     Date) of each of (i) Wilson, Sonsini, Goodrich & Rosati, US counsel to the Borrowers, substantially in the form of Exhibit B-1, (ii) Rakisons, Solicitors, English counsel to the Borrowers, substantially in the form of Exhibit B-2, (iii) Haruki, Sawai & Inoue, Japanese counsel to the Borrowers, substantially in the form of Exhibit B-3, (iv) McCann Fitzgerald, Irish counsel to the

     Lenders, substantially in the form of Exhibit B-4, and (v) Maclay Murray & Spens, Scottish counsel to the Lenders, substantially in the form of Exhibit B-5, substantially in the form of Exhibit B-8, and covering such other matters relating to the Borrowers, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Agents or their respective counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Agents and their respective counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of MTS, confirming compliance with the conditions set forth in paragraph (g)(i) of Section 4.01 and paragraphs (a) and (b) of
     Section 4.02.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by either Borrower hereunder.

          (f) The Administrative Agent shall have received counterparts of the Pledge Agreement signed on behalf of MTS and each Subsidiary party thereto, together with stock certificates or other instruments (if any) representing all the shares of capital stock or other equity interests pledged thereunder and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates and other equity interests.

          (g) The Administrative Agent shall have received counterparts of the Security Agreements signed on behalf of the applicable Borrowers and Subsidiaries, together with:

                (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agents to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreements; and

               (ii) a completed Perfection Certificate dated the Effective Date and signed by an executive officer or a Financial Officer of the Borrowers' Agent, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code

          (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agents that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 and the Security Agreements or have been released.

          (h) The Administrative Agent shall have received counterparts of the Guarantee Agreement signed on behalf of MTS and each Designated Subsidiary.

          (i) The Collateral Requirement and the Guarantee Requirement shall have been satisfied as of the Effective Date. The Agents shall have completed to their satisfaction an audit of the Collateral, all records related thereto and the premises upon which any of the Collateral is located.

          (j) MTS shall have received gross cash proceeds of not less than US$100,000,000 from the Financing. The terms and conditions of the Financing (including, in the case of issuance of Senior Subordinated Debt, the provisions of the Senior Subordinated Debt Documents with respect to maturity and amortization, pricing, covenants, events of default and subordination) shall be satisfactory to the Administrative Agent. In the case of issuance of Senior Subordinated Debt Documents, the Administrative Agent shall have received copies of the Senior Subordinated Debt Documents, certified by a Financial Officer of MTS as complete and correct.

          (k) (i) The Existing Credit Agreements (other than up to US$14,000,000 of certain credit facilities secured by equipment and real property (which credit facilities are the only existing secured facilities), all of which have been heretofore disclosed to the Administrative Agent and are set forth in Schedule 4.01(k)) and (x) all commitments in US Dollars thereunder to lend shall have been terminated, all amounts outstanding or owed in US Dollars thereunder shall have been paid in full and all Liens on the assets of any Loan Party securing any obligations thereunder or under any related agreement shall have been permanently released as a condition to the initial funding by the Lenders of a Borrowing denominated in US Dollars and (y) all commitments in Yen thereunder to lend shall have been terminated, all amounts outstanding or owed in Yen thereunder shall have been paid in full and all Liens on the assets of any Loan Party securing any obligations thereunder or under any related agreement shall have been permanently released as a condition to the initial funding by the Lenders of a Borrowing denominated in Yen and
     (ii) the Administrative Agent shall have received evidence satisfactory in form and substance to it demonstrating such termination, payment and release.

          (l) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of MTS, setting forth reasonably detailed calculations demonstrating that the ratio of
     (i) consolidated Indebtedness of MTS and the Subsidiaries as of January 31, 1998 (and after giving effect to the Reorganization) to (ii) consolidated EBITDA of MTS and the Subsidiaries for the period of four fiscal quarters most recently ended is not greater than 4.00 to 1.00.

          (m) The Reorganization shall have been, or shall simultaneously be, completed (except that the transactions referred to in clauses (d) and (e) of the definition of "Reorganization" need not have been completed to the extent that, in the judgment of MTS, additional time is required to obtain certain consents as to the merger of TRS and for the elimination of minority interests in US Subsidiaries referred to in such clause (e)), and the Administrative Agent shall have received (i) a certificate, dated the Effective Date and signed by a trustee of each of the Trusts confirming completion of the transactions referred to in clauses (a) through (c) of the definition of "Reorganization" and (ii) evidence satisfactory to the Administrative Agent as to the completion of such transactions.

          (n) The US Dollar and Yen proceeds of the initial Borrowings shall have been, or shall simultaneously be, applied in a manner consistent with the "funds flow" statement provided by the Borrowers' Agent to the Agents.

The Administrative Agent shall notify the Borrowers' Agent and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on April 30, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent they expressly relate to an earlier date.

          (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


                                      ARTICLE V

                                AFFIRMATIVE COVENANTS

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each Borrower covenants and agrees with the Lenders that:

          SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrowers' Agent will furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year of MTS, the consolidated balance sheet of MTS and the Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders equity and cash flows of MTS and the Subsidiaries for such fiscal year, prepared on a consolidated basis in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report thereon of Coopers & Lybrand or another firm of independent certified public accountants of recognized national standing (which report shall not be qualified with respect to the scope of the audit undertaken by such firm or in any other material respect);

          (b) within 120 days after the end of each fiscal year of TRKK, the consolidated balance sheet of TRKK and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders equity and cash flows of TRKK and its Subsidiaries for such fiscal year, prepared on a consolidated basis in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by an unqualified report thereon of Coopers & Lybrand or another firm of independent certified public accountants of recognized national standing;

          (c) within 45 days after the end of each quarter of each fiscal year of MTS, a consolidated balance sheet of MTS and the Subsidiaries as of the end of such quarter, and the related consolidated statements of income, shareholders, equity and cash flows of MTS and the Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, prepared on a consolidated basis in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding periods in the preceding fiscal year, together with a certificate of a Financial Officer of the Borrowers' Agent stating that such financial statements fairly present the financial condition of MTS and the Subsidiaries as at such date and the results of operations of MTS and its Subsidiaries for the period ended on such date and have been prepared on a consolidated basis in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of footnotes;

          (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrowers' Agent (i) certifying as to whether a Default has occurred and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and
     (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13 and 6.14;

          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any uncured Default with respect to any financial or numerical covenant in Article VI (which certificate may be limited to the extent required by generally accepted accounting rules or guidelines);

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by MTS or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

          (g) prior to the start of each fiscal year of MTS, a consolidated financial forecast for MTS and the Subsidiaries for the following fiscal year, including forecasted consolidated balance sheets and consolidated statements of income, shareholders equity and cash flows of MTS and the Subsidiaries (which forecast shall (A) state the assumptions used in the preparation thereof and (B) be in form reasonably satisfactory to the Required Lenders); and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of MTS or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02. NOTICES OF MATERIAL EVENTS. The Borrowers' Agent will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting MTS or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of MTS and the Subsidiaries in an aggregate amount exceeding US$3,000,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or another executive officer of the Borrowers' Agent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS. Each Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 6.04.

          SECTION 5.04. PAYMENT OF OBLIGATIONS. Each Borrower will, and will cause each of the Subsidiaries to, pay its obligations, including Taxes, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the applicable Borrower or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP (or the equivalent of GAAP in the applicable country).

          SECTION 5.05. MAINTENANCE OF PROPERTIES; INSURANCE. Each Borrower will, and will cause each of the Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          SECTION 5.06. BOOKS AND RECORDS; INSPECTION RIGHTS. Each Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice from the Administrative Agent, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants; PROVIDED, that not more than one such visit by representatives of Lenders shall occur during any calendar year and any such visit shall be at the expense of the Lender or Lenders requesting the same. The Collateral Agent shall audit annually (and at other times upon reasonable request) the Collateral, all records related thereto and the premises upon which any of the Collateral is located if so requested by the Administrative Agent (and, unless an Event of Default shall have occurred and be continuing, Lenders having Revolving Credit Exposures and unused Commitments representing at least 66-2/3% of the aggregate Revolving Credit Exposures and unused Commitments at such time (with Yen amounts being converted into U.S. Dollar amounts for this purpose at the Exchange Rate for Yen at such time)). The fee paid by the Borrowers for each such audit shall be no greater than US$50,000; PROVIDED that if the Collateral Agent arranges for a bidding process involving a reasonable number of reputable auditors, then the Collateral Agent shall hire the auditor submitting the lowest bid to perform such audit at such fee and the Borrowers shall pay such fee.

          SECTION 5.07. COMPLIANCE WITH LAWS. Each Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08. USE OF PROCEEDS. The proceeds of the Loans will be used only for general corporate purposes, including the financing of working capital requirements, the retirement of outstanding Indebtedness and acquisitions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

          SECTION 5.09. ADDITIONAL SUBSIDIARIES; GUARANTEE REQUIREMENT; COLLATERAL REQUIREMENT; FURTHER ASSURANCES. (a) If any additional Material Subsidiary is formed or acquired after the Effective Date, the Borrowers' Agent will notify the Administrative Agent thereof within 30 days.

          (b) If at any date the Guarantee Requirement is not met, the Borrowers will promptly take all such actions, including causing any Designated Subsidiaries that are not then Guarantors to become parties to the Guarantee Agreement, as shall be necessary, or as the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, to cause the Guarantee Requirement to be met.

          (c) If at any date the Collateral Requirement is not met, the Borrowers will promptly take and cause the Subsidiaries to take all such actions, including causing any Designated

Subsidiaries that are not then parties to the Pledge Agreement to become parties to the Pledge Agreement and causing any Subsidiaries that are not then parties to the Security Agreements to become parties to the Security Agreements, as shall be necessary, or as the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, to cause the Collateral Requirement to be met.

          (d) The Borrowers will, and will cause each Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to grant, confirm, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents (including, with respect to any additional Subsidiary formed or acquired after the Effective Date, causing it (x) not to have a provision in its organizational documents stating that it will be governed by Article 8 of the Uniform Commercial Code and (y) in the case of such additional Subsidiary located in a country other than the United States, Japan or the United Kingdom, to become a party to a Security Agreement of the type described in clause (d) of the definition of Security Agreements). Such security interests and Liens shall be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrowers shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this paragraph (d). The Borrowers' Agent shall provide from time to time such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest.

          (e) Notwithstanding any other provision of this Section 5.09, the requirements of the foregoing paragraphs (c) and (d) shall not be applicable at any time when the Liens of the Security Documents shall be required to be released, and shall not be required to be reinstated, pursuant to Section 9.16.

          SECTION 5.10. COMPLETION OF REORGANIZATION. (a) The Borrowers will cause each US Subsidiary that is to be merged into MTS as part of the Reorganization, and that has not been so merged as of the Effective Date, to be merged into MTS as contemplated in the definition of "Reorganization" not later than the 270th day following the Effective Date.

          (b) After the Effective Date, the Borrowers' Agent will notify the Administrative Agent within 30 days after the completion of each merger of a US Subsidiary into MTS pursuant to the Reorganization, and the Borrowers will, and will cause each such US Subsidiary to, take all necessary action with respect to such merger to satisfy the requirements of Section 5.09(d).

                                      ARTICLE VI

                                  NEGATIVE COVENANTS

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each Borrower covenants and agrees with the Lenders that:

          SECTION 6.01. INDEBTEDNESS. The Borrowers will not, and will not permit any of the Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness created under the Loan Documents;

          (b) Indebtedness existing on the date hereof and set forth in
     Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

          (c) Indebtedness (i) resulting from any loan or advance by a Loan Party to another Loan Party, (ii) resulting from any loan or advance by a Subsidiary that is not a Loan Party to a Loan Party, (iii) resulting from any loan or advance by any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party and (iv) resulting from any loan or advance by any Loan Party to any Subsidiary that is not a Loan Party PROVIDED that the aggregate outstanding principal amount of the Indebtedness permitted solely by this subclause (iv) shall not exceed US$12,000,000 in the aggregate for all Loan Parties at any time;

          (d) Indebtedness of the Borrowers incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including purchase money liens, Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; PROVIDED that (i) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate outstanding principal amount of Indebtedness permitted by this clause (d) shall not exceed 10% of Tangible Net Worth at any time;

          (e) Indebtedness of any Person that becomes a Subsidiary after the date hereof; PROVIDED that such Indebtedness (i) exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) is without recourse to and is not Guaranteed by MTS or any Subsidiary;

          (f) Indebtedness of any Borrower as an account party in respect of trade letters of credit;

          (g) in the case of MTS, the Senior Subordinated Debt;

          (h) Indebtedness deemed to arise under Hedging Agreements entered into to mitigate interest rate, exchange rate, commodity price or other risks incurred by MTS and the Subsidiaries in the ordinary course of business and not for speculative purposes; and

          (i) other unsecured Indebtedness in an aggregate principal amount not exceeding 10% of Tangible Net Worth at any time outstanding.

          SECTION 6.02. LIENS. The Borrowers will not, and will not permit any of the Subsidiaries to, create, incur, assume or allow to exist any Lien upon or with respect to any of their properties, revenues or assets, whether now owned or hereafter acquired, other than Permitted Liens.

          SECTION 6.03. SALE-LEASEBACK TRANSACTIONS. The Borrowers will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby they shall sell or transfer any property, real or personal, used or useful in their business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which they intend to use for substantially the same purpose or purposes as the property being sold or transferred; PROVIDED that the Borrowers and the Subsidiaries may enter into any such transaction to the extent the Capital Lease Obligations and Liens associated therewith would be permitted by clauses (d) and
(e) of Section 6.01 and Section 6.02, respectively.

          SECTION 6.04. FUNDAMENTAL CHANGES. (a) The Borrowers will not, nor will they permit any Subsidiary to, merge or consolidate with or into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of their assets, except that:

          (i) any Subsidiary (other than TRKK) may merge with, consolidate into or transfer all or substantially all of its assets to another Subsidiary and in connection therewith such Subsidiary may be liquidated or dissolved; PROVIDED, that (A) MTS shall not own a lesser percentage of the surviving or resulting Person than it owned in either of the constituent Persons or the transferor, as the case may be, and (B) if a Guarantor, a Grantor or a Subsidiary the capital stock of or other equity interests in which are pledged pursuant to the Pledge Agreement shall merge, consolidate or transfer all or substantially all of its assets, the Borrowers shall cause each Subsidiary resulting from such merger or consolidation or receiving assets as a result of such transfer, to become a party to the Guarantee Agreement and the Security Documents, and shall cause the capital stock of or other equity interests in such Subsidiary to be pledged pursuant to the Pledge Agreement, to at least the same extent as such merging, consolidating or transferring Subsidiary and the capital stock or other equity interests thereof or therein;

        (ii) the Borrowers or any of the Subsidiaries may sell or dispose of assets in accordance with the provisions of Section 6.06;

       (iii) the Borrowers or any of the Subsidiaries may make any investment permitted by Section 6.05; and

        (iv) either of the Borrowers may merge with or consolidate into any other Person, PROVIDED that (A) the merging or consolidating Borrower is the surviving corporation, (B) the Guarantee Requirement and the Collateral Requirement continue to be satisfied and (C) no Default exists or would occur as a result thereof.

          (b) The Borrowers will not, nor will they permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the such Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

          SECTION 6.05. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Borrowers will not, nor will they permit any Subsidiary to, purchase or otherwise acquire the capital stock, assets (constituting a business unit), obligations or other securities of or any interest in any Person, or otherwise extend any credit or advances to, Guarantee any obligations of or make any additional investments in any Person (any of the foregoing being collectively called "Investments"), other than:

          (a) Investments existing on the date hereof and set forth in Schedule 6.05;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

          (c) Indebtedness permitted by clause (c) of Section 6.01;

          (d) Guarantees constituting Indebtedness permitted by Section 6.01; PROVIDED that a Subsidiary shall not Guarantee the Senior Subordinated Debt unless (A) such Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee Agreement, and (B) such Guarantee of the Senior Subordinated Debt is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Senior Subordinated Debt;

          (e) Permitted Investments;

          (f) loans and advances to management and employees (i) existing on the date hereof and set forth in Schedule 6.05, (ii) consisting of employee trade receivables in connection with employee purchases of product and

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                                                                             70

     (iii) in addition to those loans and advances described in the foregoing clauses (i) and (ii), not to exceed US$2,000,000 in any fiscal year;

          (g) Hedging Agreements entered into to mitigate interest rate, exchange rate, commodity price or other risks incurred by MTS and its subsidiaries in the ordinary course of business and not for speculative purposes; and

          (h) additional purchases of or investments in the stock of Subsidiaries, joint ventures or the capital stock, assets, obligations or other securities of or interest in other Persons not exceeding, on a cumulative basis, in any fiscal year, the sum of US$15,000,000 plus 50% of Consolidated Net Income for the immediately prior fiscal year.

          SECTION 6.06. ASSET SALES. The Borrowers will not, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Borrowers permit any Subsidiary to issue any additional shares of its capital stock or other ownership interest in such Subsidiary, except:

          (a) sales of Inventory and Permitted Investments in the ordinary course of business;

          (b) sales or other dispositions in the ordinary course of business of assets that have become worn out or obsolete or that are promptly being replaced;

          (c) sales, transfers and dispositions to MTS or a Subsidiary; PROVIDED that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

          (d) sales, transfers and dispositions of assets (other than capital stock of any Borrower or Subsidiary and assets constituting any business unit as a going concern) that are not permitted by any other clause of this Section; PROVIDED that the aggregate fair market value of all assets sold, transferred or otherwise disposed of under this paragraph (d) shall not exceed US$20,000,000; and

          (e) sales by MTS of up to 49% in the aggregate of the common stock of TRKK; PROVIDED that after each such sale MTS Controls TRKK; and PROVIDED, FURTHER, that MTS shall be required to apply the proceeds of any such sale within 180 days of receipt thereof (i) to reinvest in the business of MTS and its Subsidiaries or (ii) if not so reinvested, to repay Indebtedness under this Agreement;

PROVIDED that all sales, transfers, leases and other dispositions permitted hereby shall be made for fair value and, except in the case of a sale, transfer, lease or other disposition to a Borrower or a Subsidiary, at least 75% of the consideration for any such sale, transfer, lease or other disposition shall be in cash.

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                                                                             71


          SECTION 6.07. CAPITAL EXPENDITURES. The Borrowers will not, and will not permit their Subsidiaries to, permit Capital Expenditures of MTS and the Subsidiaries on a consolidated basis during any fiscal year to exceed US$45,000,000 plus 50% of the amount, if any, by which US$45,000,000 exceeds the aggregate amount of Capital Expenditures of MTS and the Subsidiaries on a consolidated basis during the immediately preceding fiscal year.

          SECTION 6.08.  RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS.
(a) MTS will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (ii) Restricted Payments may be made to holders of minority interests in Subsidiaries in connection with the elimination of such minority interests in the Reorganization, (iii) MTS may make (x) Restricted Payments in cash, not exceeding US$5,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of MTS and the Subsidiaries and (y) non-cash Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of MTS and the Subsidiaries, (iii) MTS or any Subsidiary may declare and pay dividends payable solely in shares of its own common stock and (iv) MTS may make Restricted Payments in amounts necessary (A) to enable the Trusts or any settlors or beneficiaries of the Trusts to meet tax obligations resulting from activities of the Trusts (to the extent the Trusts are engaged in such activities on the date hereof) and (B) to pay annual insurance premiums on the US$100,000,000 life insurance policy on the lives of Russell and Doris Solomon, and in the event of any distribution to MTS in respect of such life insurance policy as a return of insurance policy premiums paid by MTS, MTS may make a Restricted Payment to the Parent in an amount not to exceed the amount of such insurance policy premiums paid.

          (b) MTS will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the payment, purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

         (i)   payment of Indebtedness created under the Loan Documents;

        (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Senior Subordinated Debt prohibited by the subordination provisions thereof;

       (iii) a payment by MTS in respect of Senior Subordinated Debt out of amounts received by MTS from the Parent as capital contributions;

        (iv) refinancings of Indebtedness to the extent permitted by Section 6.01; and

         (v) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

          SECTION 6.09. TRANSACTIONS WITH AFFILIATES. The Borrowers will not, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property, assets or services from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the relevant Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrowers and the Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.08.

          SECTION 6.10. RESTRICTIVE AGREEMENTS. The Borrowers will not, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrowers or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to a Borrower or any other Subsidiary or to Guarantee Indebtedness of a Borrower or any other Subsidiary; PROVIDED that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or Subordinated Debt Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

          SECTION 6.11. AMENDMENT OF MATERIAL DOCUMENTS. The Borrowers will not, nor will they permit any Subsidiary to, (a) amend, modify or waive any of its rights under any Senior Subordinated Debt Document if the effect of such amendment,

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                                                                             73


modification or waiver would be to change the terms on which any Senior Subordinated Debt is subordinated to any other obligations, shorten the maturity or weighted average life to maturity of any Senior Subordinated Debt, require, either on one or more fixed dates or upon the happening of one or more events, the repayment, purchase or defeasance of any Senior Subordinated Debt, add any covenant or make more restrictive the covenants benefitting any Senior Subordinated Debt or otherwise modify the terms of any Senior Subordinated Debt in a manner that is adverse to the Borrowers or to the rights or interests of the Lenders in any material respect, or (b) amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents in a manner that is adverse to the Borrowers or to the rights or interests of the Lenders in any material respect.

          SECTION 6.12. FIXED CHARGE COVERAGE RATIO. The Borrowers will not permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters to be less than 1.25 to 1.00.

          SECTION 6.13. BALANCE SHEET COVERAGE RATIO. So long as the Liens created under the Security Documents are not required to be released pursuant to
Section 9.16, the Borrowers will not permit the Balance Sheet Coverage Ratio at the end of any fiscal quarter to be less than 1.25 to 1.00.

          SECTION 6.14. TANGIBLE NET WORTH. The Borrowers will not permit Tangible Net Worth of the Borrowers and the Subsidiaries at the end of any fiscal quarter to be less than (x) US$105,000,000 plus (y) 50% of cumulative Consolidated Net Income for each fiscal year that ends after July 31, 1997 (excluding any fiscal year for which Consolidated Net Income is negative).

          SECTION 6.15. LEVERAGE RATIO. At any time after the Liens created by the Security Documents are required to be released as contemplated by Section 9.16, the Borrowers will not permit the Leverage Ratio at the end of and for any period of four consecutive fiscal quarters to be greater than 2.75 to 1.00.

          SECTION 6.16. FISCAL YEAR. The Borrowers will not, and will not permit any Subsidiary to, have a fiscal year ending on any date other than the date in existence of the Borrowers' and the Subsidiaries' respective fiscal years as of the date of this Agreement; PROVIDED, however, that MTS or any Subsidiary may change the existing date of its fiscal year end upon delivery to the Lenders of any financial and financial reporting information as reasonably requested by the Required Lenders.

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                                                                             74


                                     ARTICLE VII

                                EVENTS OF DEFAULT; CAM

          SECTION 7.01.  EVENTS OF DEFAULT.   If any of the following events
("EVENTS OF DEFAULT") shall occur:

          (a) any Borrower shall fail to pay any principal of any Loan, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

          (c) any representation, warranty or statement made or deemed made by or on behalf of any Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to such Borrower's existence) or 5.08 or in Article VI;

          (e) any Borrower or Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) any Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness (or obligations under leases of real property that would constitute Material Indebtedness but for the proviso in the definition of "Capital Lease Obligations") becoming due prior to the scheduled maturity thereof or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness (or any such obligations) or any trustee or agent on its or their behalf to cause any Material Indebtedness (or any such obligations) to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower or Subsidiary or for a substantial part of its assets,
     (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) any Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount (net of any insured amount as to which an insurance company has acknowledged coverage) in excess of US$10,000,000 shall be rendered against any Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with


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                                                                             76


     all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

          (m) any Lien purported to be created under the Security Documents shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected first priority Lien on any significant portion of the Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates delivered to it under the Pledge Agreement;

          (n) any Guarantee of any Guarantor under the Guarantee Agreement shall cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of such Guarantor; or

          (o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower's Agent, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to a Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

          SECTION 7.02. IMPLEMENTATION OF CAM. On the CAM Exchange Date, the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations and Swingline Exposures outstanding under the Credit Facilities such that in lieu of the interest of each Lender in the Designated Obligations and Swingline Exposures outstanding under each Credit Facility in which it shall participate as of such date, such Lender shall hold an interest in the Designated Obligations and Swingline Exposures outstanding under each of the Credit Facilities, whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Percentage thereof. Each Participant that has acquired a participation from

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                                                                             77


any Lender as contemplated by Section 9.04(e) and each Loan Party hereby consents and agrees to the CAM Exchange. Each Loan Party agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; PROVIDED, HOWEVER, that the failure of any Loan Party to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.




                                     ARTICLE VIII

                                      THE AGENTS

          Each of the Lenders hereby irrevocably appoints each of the Agents as its agent and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

          The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing,
(a) no Agent shall be subject to any fiduciary or other implied duties (other than as expressly assumed in the Security Documents), regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of

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                                                                             78


its own gross negligence or wilful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by a Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by any Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of any such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities provided for herein as well as activities as Agent.

          Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, each Agent may resign at any time by notifying the Lenders and the Borrowers or the Borrowers and the Required Lenders may replace any Agent. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers' Agent (and with the Borrowers' Agent's consent, unless an Event of Default shall have occurred and be continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon any such replacement, the Borrowers and the Required Lenders shall cause the successor Agent to purchase all of the replaced Agent's Commitments and the related Loans at the time owing to the replaced Agent. Upon the acceptance of its appointment as Agent

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                                                                             79


hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation or replacement hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or replaced Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

          Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.



                                      ARTICLE IX

                                    MISCELLANEOUS

          SECTION 9.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to a Borrower, to it in care of the Borrowers' Agent at MTS, Incorporated, 2500 Del Monte, West Sacramento, California 95691, Attention of Mr. De Vaughn D. Searson (Telecopy No. 916-373-2471);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Ms. Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue,
     New York 10017, Attention of Ms. Margaret Lane (Telecopy No.
     (212) 270-5646);

          (c) if to the Japanese Agent, to it at The Chase Manhattan Bank, Tokyo, Banking Services Department, Akasaka Park Building, 9th Floor, 2-20 Akasaka 5-chome, Minato-ku, Tokyo 107, Japan, Attention of Mr. Naoko Ishizaka (Telecopy No. 011-81-3-5570-7539);

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                                                                             80


          (d) if to the Facility A Swingline Lender, to it at The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Ms. Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Ms. Margaret Lane (Telecopy No.
     (212) 270-5646); and

          (e) if to the Facility B Swingline Lender, to it at The Sanwa Bank Limited, Shinagawa Ekimae Branch, 23-17 Takanawa 3-chome, Minato-ku, Tokyo, Japan, Attention of Mr. Makoto Tanaka (Telecopy No. 011-81-3-3473-3020) with a copy to The Sanwa Bank, Limited, Los Angeles Branch, 601 South Figueroa Street, Los Angeles, California 90017, Attention of Mr. Peter G. Olson (Telecopy No. (213) 623-4912); and

          (f) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by a Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest

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                                                                             81


thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender,
(v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, or (vi) release any Lien created by the Security Documents or any Guarantee created by the Guarantee Agreement (other than as permitted pursuant to the terms of this Agreement or any relevant Security Document) without the written consent of each Lender; PROVIDED FURTHER that no such agreement shall (x) amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Japanese Agent or the Swingline Lender hereunder without the prior written consent of such Agent or the Swingline Lender, as the case may be, and (y) adversely affect one Credit Facility and not the other without the prior written consent of Lenders representing at least 51% of the Commitments and outstanding Loans under the adversely affected Credit Facility.

          SECTION 9.03.  EXPENSES; INDEMNITY; DAMAGE WAIVER.  (a)  MTS shall pay
(i) all reasonable out-of-pocket expenses incurred by the Administrative Agent (including in its capacity as Collateral Agent) and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement, any amendments, modifications or waivers of the provisions hereof or any release or reinstatement of the Liens created by the Security Documents as contemplated by
Section 9.16 (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of any counsel for any Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iii) the reasonable charges and expenses associated with the Administrative Agent's audits of Collateral, all records related thereto and the premises upon which any of the Collateral is located pursuant to the terms of the Security Agreements (it being agreed that so long as no Event of Default has occurred and is continuing, MTS shall be required to pay such charges and expenses in connection with not more than one audit of the Collateral during any fiscal year of MTS).

          (b) The Borrowers shall, on a joint and several basis, indemnify the Administrative Agent, each other Agent, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims,

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                                                                             82


damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by MTS or any Subsidiary, or any Environmental Liability related in any way to MTS or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses shall have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that either Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any other Agent or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Agent or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Agent or the Swingline Lender in its capacity as such.

          (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

          SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated

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                                                                             83


hereby, the Related Parties of each of the Administrative Agent, the other Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, Facility A Commitment or Facility B Commitment and the related Loans at the time owing to it); PROVIDED that (i) except in the case of an assignment to any Federal Reserve Bank or to a Lender or an Affiliate of a Lender, each of the Borrower's Agent and the Administrative Agent (and, in the case of an assignment of all or a portion of a Facility A Commitment or a Facility B Commitment or any Lender's obligations in respect of its Facility A Swingline Exposure or Facility B Swingline Exposure, the Facility A Swingline Lender or Facility B Swingline Lender, as applicable) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Facility A Commitment or Facility B Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 (or the approximate Yen Equivalent) unless each of the Borrower's Agent and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement (or under one of the Credit Facilities), except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of US$3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and PROVIDED FURTHER that any consent of the Borrower's Agent otherwise required under this paragraph shall not be required if an Event of Default under Article VII has occurred and is continuing.
Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

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                                                                             84


          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrowers, the Administrative Agent or the Swingline Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Facility A Commitment, Facility B Commitment or Commitment and the related Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.18(c) as though it were a Lender.

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                                                                             85


          (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's Agent's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower's Agent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 9.03(a) and 9.03(b) and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof; provided, that Sections 2.15, 2.16 and 9.03(a) shall so survive and remain in full force and effect for up to 90 days after the termination of this Agreement.

          SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

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          (c)  Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. CONFIDENTIALITY. Each of the Administrative Agent, the other Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the written consent of the Borrower's Agent or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this

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                                                                             88


Section or (ii) becomes available to the Administrative Agent, any other Agent or any Lender on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section, "INFORMATION" means all information received from the Borrower relating to a Borrower or its business, other than any such information that is available to the Administrative Agent, any other Agent or any Lender on a nonconfidential basis prior to disclosure by a Borrower; PROVIDED that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14. CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount

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                                                                             89


of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the parties contained in this Section 9.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

          SECTION 9.15. EUROPEAN ECONOMIC AND MONETARY UNION. (a) DEFINITIONS. In this Section 9.15 and in each other provision of this Agreement to which reference is made in this Section 9.15 expressly or impliedly, the following terms have the meanings given to them in this Section 9.15:

          "COMMENCEMENT OF THE THIRD STAGE OF EMU" means the date of commencement of the third stage of EMU (at the date of this Agreement expected to be January 1, 1999) or the date on which circumstances arise which (in the opinion of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

          "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

          "EMU LEGISLATION" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU;

          "EURO" means the single currency of participating member states of the European Union;

          "EURO UNIT" means the currency unit of the euro;

          "NATIONAL CURRENCY UNIT" means the unit of currency (other than a euro unit) of a participating member state;

          "PARTICIPATING MEMBER STATE" means each state so described in any EMU legislation; and

          "TREATY ON EUROPEAN UNION" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

          (b)  EFFECTIVENESS OF PROVISIONS.  The provisions of paragraphs (c) to
(j) below (inclusive) shall be effective at and from the commencement of the third stage of EMU, PROVIDED, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provision shall become effective in relation to such state (and

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                                                                             90


the currency of such state) at and from the date on which such state becomes a participating member state.

          (c) REDENOMINATION AND FOREIGN CURRENCIES. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation, PROVIDED, that if and to the extent that any EMU legislation provides that following the commencement of the third stage of EMU an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

          (d) LOANS. Any Loan in the currency of a participating member state shall be made in the euro unit.

          (e) BUSINESS DAYS. With respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in

           (i) London and New York City and

          (ii) Frankfurt am Main, Germany (or such principal financial center or centers in such participating member state or states as the Administrative Agent may from time to time nominate for this purpose).

          (f) PAYMENTS TO THE ADMINISTRATIVE AGENT. Sections 2.06 and 2.19 shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in Frankfurt am Main, Germany (or such other principal financial center in such participating member state as the Administrative Agent may from time to time nominate for this purpose) as the Administrative Agent shall from time to time nominate for this purpose.

          (g) PAYMENTS BY THE ADMINISTRATIVE AGENT TO THE LENDERS. Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a participating member state shall be paid in the euro unit.

          (h) PAYMENTS BY THE ADMINISTRATIVE AGENT GENERALLY. With respect to the payment of any amount denominated in the euro or in a national currency unit, the Administrative Agent shall not be liable to any of the Borrowers or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which any Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph (h), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

          (i) BASIS OF ACCRUAL. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating state shall be inconsistent with any convention or practice in the London Interbank Market or, as the case may be, the Paris Interbank Market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; PROVIDED, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

          (j) ROUNDING AND OTHER CONSEQUENTIAL CHANGES. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for Indebtedness of any Borrower to the Lenders and the Lenders to any Borrower under or pursuant to this Agreement:

           (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify; and

          (ii) except as expressly provided in this Section 9.15, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

          SECTION 9.16. RELEASE OF COLLATERAL. If at any time when no Default shall have occurred and be continuing MTS shall have outstanding any senior, unsecured, non-credit enhanced long-term Indebtedness for borrowed money that shall be rated BBB- or better by Standard & Poor's Ratings Group and Baa3 or better by Moody's Investors Service, Inc., the Secured Parties agree that the Liens created by the Security Documents will be promptly released by the Collateral Agent by an instrument delivered to MTS. Following such release, the Collateral Agent shall, at the expense of MTS, execute and deliver to the Loan Parties, and cooperate with the Loan Parties in filing in appropriate public offices, all such instruments as the Loan Parties may reasonably request to evidence such release. The Secured Parties hereby authorize and direct the Collateral Agent to execute and deliver all such instruments and documents and to take all such other actions as shall be necessary or as the Borrowers shall reasonably request to effect or evidence such release. In the event that after any such release MTS shall fail to have outstanding any senior, unsecured, non-credit enhanced long-term Indebtedness for borrowed money that shall be rated BBB- or better by Standard & Poor's Ratings Group and Baa3 or better by Moody's Investors Service, Inc., the Borrowers agree to, and the Collateral Agent agrees to request the Borrowers to, take and cause the Subsidiaries to take all such actions as shall be necessary or as the Collateral Agent or the Required Lenders shall reasonably request to reinstate and reperfect the Liens created by the Security Documents and to cause the Collateral Requirement to be satisfied to the same extent that would have been required had the Liens of the Security Documents never been released.

          SECTION 9.17. AGREEMENT ON BANK TRANSACTIONS. If there is in effect at any time an Agreement on Bank Transactions between any Lender and TRKK, the provisions of such Agreement on Bank Transactions shall not apply to any Loan or other transaction contemplated by this Agreement notwithstanding anything to the contrary contained in such Agreement on Bank Transactions.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                     MTS, INCORPORATED,

                                        by
                                          /s/ DeVaughn Searson
                                          -----------------------
                                          Name:  DeVaughn Searson
                                          Title: Vice President -
                                                 Finance


                                     TOWER RECORDS KABUSHIKI KAISHA,

                                        by
                                          /s/ DeVaughn Searson
                                          -----------------------
                                          Name:  DeVaughn Searson
                                          Title: Vice President -
                                                 Finance

                                     THE CHASE MANHATTAN BANK, individually and as Administrative Agent,

                                        by
                                          /s/ Marian N. Schulman
                                          -----------------------
                                          Name:  Marian N. Schulman
                                          Title: Vice President

                                     BANQUE NATIONALE DE PARIS,

                                        by
                                          /s/ Debra Wright
                                          -----------------------
                                          Name:  Debra Wright
                                          Title: Vice President

                                       by
                                          /s/ Colleen S. Breit
                                          -----------------------
                                          Name:  Colleen S. Breit
                                          Title: Assistant Vice
                                                 President

                                     CORESTATES BANK, N.A.,

                                       by
                                          /s/ John A. Ginter
                                          -----------------------
                                          Name:  John A. Ginter
                                          Title: Assistant Vice
                                                 President
                                        by
                                          /s/ Keiichi Ozawa
                                          -----------------------
                                          Name:  Keiichi Ozawa
                                          Title: Joint General Manager

                                     LLOYDS BANK PLC,

                                       by
                                          /s/ Windsor R. Davies
                                          -----------------------
                                          Name:  Windsor R. Davies
                                          Title: Director, Corporate
                                                 Banking, USA D061

                                       by
                                          /s/ David C. Rodway
                                          -----------------------
                                          Name:  David C. Rodway
                                          Title: Assistant Vice
                                                 Presidsent

                                     THE MITSUBISHI TRUST AND BANKING
                                     CORPORATION,

                                       by
                                          /s/ Yasushi Satomi
                                          -----------------------
                                          Name:  Yasushi Satomi
                                          Title: Senior Vice President

                                     THE SAKURA BANK, LTD.,
                                     NEW YORK BRANCH,

                                       by
                                          /s/ Yasumasa Kikuchi
                                          -----------------------
                                          Name:  Yasumasa Kikuchi
                                          Title: Senior Vice President

                                     THE SANWA BANK, LIMITED,

                                       by
                                          /s/ Peter G. Olsen
                                          -----------------------
                                          Name:  Peter G. Olsen
                                          Title: First Vice President

                                     SOCIETE GENERALE,

                                       by
                                          /s/ Jerry P. Johnston
                                          -----------------------
                                          Name:  Jerry P. Johnston
                                          Title: Assistant General
                                                 Manager

                                     SUMITOMO BANK OF CALIFORNIA,

                                       by
                                          /s/ Eric B. Larsen
                                          -----------------------
                                          Name:  Eric B. Larsen
                                          Title: Vice President

                                       by
                                          /s/ F. Clark Warden
                                          -----------------------
                                          Name:  F. Clark Warden
                                          Title: Senior Vice President

                                     UNION BANK OF CALIFORNIA, N.A.,

                                       by
                                          /s/ Timothy P. Streb
                                          -----------------------
                                          Name:  Timothy P. Streb
                                          Title: Vice President

                                     U.S. BANK NATIONAL ASSOCIATION,

                                       by
                                          /s/ M. McElroy
                                          -----------------------
                                          Name:  M. McElroy
                                          Title: Vice President

                                                                       EXHIBIT A
                                      [FORM OF]

                              ASSIGNMENT AND ACCEPTANCE



          Reference is made to the Credit Agreement dated as of April 23, 1998 (as in effect on the date hereof, the "Credit Agreement"), among MTS, Incorporated, a California corporation, the other Borrower named therein, the lenders parties thereto (the "Lenders") and The Chase Manhattan Bank, as Administrative Agent and Collateral Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

          1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth in numbered Paragraph 3 hereof, the interests set forth on the second page hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the second page hereof in the Commitment of the Assignor on the Effective Date and the Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth on the second page hereof of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire provided by the Administrative Agent and (ii) a processing and recordation fee of $3,500.

          3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:_________________________________________

Legal Name of Assignor:_____________________________________

Legal Name of Assignee:_____________________________________

Assignee's Address for Notices:_____________________________


Assignee's Address of Eurodollar
lending office:_____________________________________________

____________________________________________________________

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):__________________________





                                         Percentage
                                         Assigned of
                                         Facility/Commitment
                                         (set forth, to at
                                         least 8 decimals,
                                         as a percentage of
                  Principal Amount       the Total
Facility          Assigned               Commitment
--------          --------               -----------
Commitment
Assigned:         $                               %

Loans:

Fees Assigned
(if any):










The terms set forth above
are hereby agreed to:           Accepted */


_______________, as Assignor    THE CHASE MANHATTAN BANK, as
                                Administrative Agent,


by _________________________    by __________________________
   Name:                           Name:
   Title:                          Title:

_______________, as Assignee    MTS, Incorporated, as
                                Borrowers' Agent,

by _________________________    by __________________________
   Name:                           Name:
   Title:                          Title:





________________________
*/ To be completed unless Assignee is already a Lender party to the Credit Agreement.

                                                                Exhibit F to the
                                                                Credit Agreement
                                      [Form Of]
                                PERFECTION CERTIFICATE


          Reference is made to (a) the Credit Agreement dated as of April 23, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MTS, Incorporated, a California corporation, the other Borrower named therein, the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as administrative agent for the Lenders and as Collateral Agent, and (b) the Guarantee Agreement dated as of April 23, 1998 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Guarantors and the Collateral Agent.

           The undersigned, a Financial Officer of the Borrowers' Agent, hereby certifies to the Collateral Agent and each other Secured Party as follows:

          1. NAMES. (a) The exact corporate name of each Grantor, as such name appears in its respective certificate of incorporation, is as follows:

          (b) Set forth below is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change:

          (c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

          (d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

          (e) Set forth below is the Federal Taxpayer Identification Number of each Grantor:

          2. CURRENT LOCATIONS. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:


Grantor        Mailing Address          County         State
-------        ---------------          ------         -----

          (b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an "*"):

Grantor        Mailing Address          County         State
-------        ---------------          ------         -----


          (c) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a) or (b) above:

Grantor        Mailing Address          County         State
-------        ---------------          ------         -----


          (d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Collateral not identified above (for additional information requested regarding TRKK and its subsidiaries, see (f) and (g) below):

Grantor        Mailing Address          County         State
-------        ---------------          ------         -----


          (e) Set forth below opposite the name of each Grantor are the names and addresses of all persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor        Mailing Address          County         State
-------        ---------------          ------         -----


          (f) Set forth below opposite the name of each of TRKK and its subsidiaries are:

          (i) the type of commodities held by each of TRKK and its subsidiaries in Inventory:

          (ii) the location of custody of Inventory of each of TRKK and its subsidiaries:

          (g) Set forth below opposite the name of each of TRKK and its subsidiaries with respect to (i) outstanding Accounts Receivable and (ii) to the extent possible, Accounts Receivable which may accrue in the future:

          (A)  Name and address of each obligor or Account Debtor;

          (B) Brief description of each Account Receivable;

          (C) Amount of each Account Receivable;

          (D) Date of accrual of each Account Receivable; and

          (E) Due date for payment of each Account Receivable.

          3. UNUSUAL TRANSACTIONS. All Accounts Receivable have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

          4. UCC FILINGS. Duly signed financing statements on Form UCC-1 in substantially the form of Schedule 5 hereto (and equivalent registration particulars in other jurisdictions) are being prepared for filing in the Uniform Commercial Code filing office (or appropriate registry) in each jurisdiction where a Grantor's chief executive office is located or where a Grantor has Collateral as identified in Section 2 hereof.

          5. SCHEDULE OF FILINGS. Attached hereto as Schedule 5 is a schedule setting forth, with respect to the filings described in Section 4 above, each filing/registration and the filing office/registry in which such filing/registration is to be made.

          6. STOCK OWNERSHIP. Attached hereto as Schedule 6 is a true and correct list of all the duly authorized, issued and outstanding stock of each Subsidiary and the record and beneficial owners of such stock. Also set forth on Schedule 6 is each equity Investment of each Borrower and each Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

          IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this 23rd day of April 1998.


                                        MTS, INCORPORATED, as Borrowers' Agent,

                                          by
                                             -------------------------------
                                            Name:
                                            Title:  Financial Officer